Exhibit 17(a)



                                   Prospectus



[LOGO] Merrill Lynch Investment Managers

        Merrill Lynch Large Cap Series Funds, Inc.
        Merrill Lynch Large Cap Growth Fund
        Merrill Lynch Large Cap Value Fund
        Merrill Lynch Large Cap Core Fund

                                                              January 14, 2002

      This prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

      The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                                          PAGE
      [ICON]KEY FACTS
            ------------------------------------------------------------------
            Merrill Lynch Large Cap Series Funds at a Glance                 3
            ------------------------------------------------
            Risk/Return Bar Charts                                           5
            ----------------------
            Fees and Expenses                                                8
            -----------------

      [ICON]DETAILS ABOUT THE FUNDS
            ------------------------------------------------------------------
            How the Funds Invest                                            12
            --------------------
            Investment Risks                                                14
            ----------------

      [ICON]YOUR ACCOUNT
            ------------------------------------------------------------------
            Merrill Lynch Select Pricing(SM) System                         17
            -------------------------------------
            How to Buy, Sell, Transfer and Exchange Shares                  23
            ----------------------------------------------
            Participation in Fee-Based Programs                             28
            -----------------------------------

      [ICON]MANAGEMENT OF THE FUNDS
            ------------------------------------------------------------------
            Fund Asset Management                                           30
            ---------------------
            Master Feeder Structure                                         30
            -----------------------

      [ICON]FOR MORE INFORMATION
            ------------------------------------------------------------------
            Shareholder Reports                                     Back Cover
            -------------------
            Statement of Additional Information                     Back Cover
            -----------------------------------

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Key Facts [ICON]

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Equity Securities -- common stock or securities whose price is linked to the value of common stock.

Large Cap Companies -- companies that are included in the Russell 1000(R) Index. This definition of large cap companies may be changed in response to changes in the markets.

Common Stock -- securities representing shares of ownership of a corporation.

Russell 1000(R) Index -- an index that measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000(R) Index.

Russell 1000(R) Growth Index -- a subset of the Russell 1000(R) Index that consists of those Russell 1000(R) securities with greater than average growth orientation.

Russell 1000(R) Value Index -- a subset of the Russell 1000(R) Index that consists of those Russell 1000(R) securities with lower price to book ratios and lower forecasted growth value.

MERRILL LYNCH LARGE CAP SERIES FUNDS AT A GLANCE
-------------------------------------------------------------------------------

What are the Funds' investment objectives?

Merrill Lynch Large Cap Series Funds, Inc. is an open end series type mutual fund that consists of three separate Funds, each of which issues its own shares:

     o    Merrill Lynch Large Cap Growth Fund

     o    Merrill Lynch Large Cap Value Fund

     o    Merrill Lynch Large Cap Core Fund

The investment objective of each Fund is long term capital growth. In other words, each Fund tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

What are the Funds' main investment strategies?

Each Fund invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States. The Large Cap Growth Fund will invest primarily in equity securities that the Investment Adviser believes have good prospects for earnings growth. The Large Cap Value Fund will invest primarily in equity securities that the Investment Adviser believes are undervalued. The Large Cap Core Fund will use an investment approach that blends growth and value.

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Funds' evaluation of the prospects for a company's industry or market sector is an important factor in evaluating a particular company's earnings prospects. A company's stock is considered to be undervalued when its price is less than what the Investment Adviser believes it is worth. The Funds cannot guarantee that they will achieve their objectives.

The Investment Adviser uses quantitative models that employ various factors to look for companies that, in its opinion, are consistent with the investment strategy of each individual Fund. Each Fund seeks to achieve its objective by investing primarily in common stock of companies the Investment Adviser selects from among those included in the Russell 1000(R) Index. Each Fund's benchmark index is as follows:

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

                   Fund                                 Applicable Index
-------------------------------------------------------------------------------
           Large Cap Growth Fund                  Russell 1000(R) Growth Index
-------------------------------------------------------------------------------
           Large Cap Value Fund                   Russell 1000(R) Value Index
-------------------------------------------------------------------------------
           Large Cap Core Fund                    Russell 1000(R) Index
-------------------------------------------------------------------------------

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              3

[ICON] Key Facts

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
-------------------------------------------------------------------------------

Each Fund is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio (each, a "Portfolio") of the Master Large Cap Series Trust (the "Trust"), a mutual fund that has the same objectives as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure. Each Fund's investment results will correspond directly to the investment results of the Portfolio in which it invests. For simplicity, this Prospectus uses the term "Fund" to include the Portfolio in which a Fund invests.

What are the main risks of investing in the Funds?

As with any fund, the value of a Fund's investments -- and therefore the value of Fund shares -- may fluctuate. These changes may occur because a particular stock market in which a Fund invests is rising or falling. Also, Fund management may select securities that underperform the stock market, the relevant indices or other funds with similar investment objectives and investment strategies. Since foreign markets may differ significantly from U.S. markets in terms of both economic conditions and government regulation, investment in foreign securities involves special risks. If the value of your Fund's investments goes down, you may lose money.

Who should invest?

A Fund may be an appropriate investment for you if you:

     o Are investing with long term goals in mind, such as retirement or funding a child's education

     o    Want a professionally managed and diversified portfolio

     o Are willing to accept the risk that the value of your investment may decline in order to seek long term capital growth

     o    Are not looking for a significant amount of current income

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              4

RISK/RETURN BAR CHARTS
--------------------------------------------------------------------------------

The bar charts and tables shown below provide an indication of the risks of investing in each Fund. The bar charts show changes in each Fund's performance for Class B shares for each complete calendar year since the Fund's inception. Sales charges are not reflected in the bar charts. If these amounts were reflected, returns would be less than those shown. The tables compare the average annual total returns for each class of each Fund's shares for the periods shown with those of the applicable Russell 1000(R) Index. How each Fund performed in the past is not necessarily an indication of how the Fund will perform in the future.

                      Merrill Lynch Large Cap Growth Fund

                               [GRAPHIC OMITTED]

During the period shown in the bar chart, the highest return for a quarter was 22.14% (quarter ended March 31, 2000) and the lowest return for a quarter was -23.58% (quarter ended December 31, 2000).

Average Annual Total Returns                               Past          Since
(as of December 31, 2001)                                 One Year     Inception
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund*         Class A      -14.97%      -11.59%+
Russell 1000(R)Growth Index                               -20.42%      -21.43%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund*         Class B      -14.69%      -11.44%+
Russell 1000(R)Growth Index                               -20.42%      -21.43%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund*         Class C      -12.04%      -10.15%+
Russell 1000(R)Growth Index                               -20.42%      -21.43%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Growth Fund*         Class D      -15.11%      -11.81%+
Russell 1000(R)Growth Index                               -20.42%      -21.43%++
--------------------------------------------------------------------------------

 * Includes all applicable fees and sales charges.

 + Inception date is December 22, 1999.

++ Since December 31, 1999.


                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

[ICON] Key Facts

                       Merrill Lynch Large Cap Value Fund

                               [GRAPHIC OMITTED]

During the period shown in the bar chart, the highest return for a quarter was 8.19% (quarter ended September 30, 2000) and the lowest return for a quarter was -9.37% (quarter ended September 30, 2001).

Average Annual Total Returns                                 Past        Since
(as of December 31, 2001)                                  One Year    Inception
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund*         Class A        -5.41%        4.62%+
Russell 1000(R)Value Index                                 -5.59%        0.52%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund*         Class B        -5.09%        4.96%+
Russell 1000(R)Value Index                                 -5.59%        0.52%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund*         Class C        -2.12%        6.37%+
Russell 1000(R)Value Index                                 -5.59%        0.52%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Value Fund*         Class D        -5.66%        4.34%+
Russell 1000(R)Value Index                                 -5.59%        0.52%++
--------------------------------------------------------------------------------

 * Includes all applicable fees and sales charges.

 + Inception date is December 22, 1999.

++ Since December 31, 1999.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                               6

                       Merrill Lynch Large Cap Core Fund

                               [GRAPHIC OMITTED]

During the period shown in the bar chart, the highest return for a quarter was 15.45% (quarter ended March 31, 2000) and the lowest return for a quarter was -12.73% (quarter ended December 31, 2000).

Average Annual Total Returns                                 Past        Since
(as of December 31, 2001)                                  One Year    Inception
--------------------------------------------------------------------------------

Merrill Lynch Large Cap Core Fund*           Class A       -9.96%      -2.94%+
Russell 1000(R)Index                                       -12.45%     -10.15%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund*           Class B       -9.96%      -2.81%+
Russell 1000(R)Index                                       -12.45%     -10.15%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund*           Class C       -6.84%      -1.34%+
Russell 1000(R)Index                                       -12.45%     -10.15%++
--------------------------------------------------------------------------------
Merrill Lynch Large Cap Core Fund*           Class D      -10.16%      -3.19%+
Russell 1000(R)Index                                       -12.45%     -10.15%++
--------------------------------------------------------------------------------

 * Includes all applicable fees and sales charges.

 + Inception date is December 22, 1999.

++ Since December 31, 1999.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                               7

[ICON] Key Facts

UNDERSTANDING EXPENSES

Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses, which the Funds may charge:

Expenses paid directly by the shareholder:

Shareholder Fees -- these fees include sales charges, which you may pay when you buy or sell shares of a Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses -- expenses that cover the costs of operating a Fund.

Management Fee -- a fee paid to the Investment Adviser for managing a Fund.

Distribution Fees -- fees used to support a Fund's marketing and distribution efforts, such as compensating financial advisors and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

Administrative Fee -- a fee paid to the Investment Adviser for providing administrative services to a Fund.

FEES AND EXPENSES
--------------------------------------------------------------------------------

Each Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor or other financial intermediary can help you with this decision.

The following tables show the different fees and expenses that you may pay if you buy and hold the different classes of shares of each of the Funds. Future expenses may be greater or less than those indicated below.

 Shareholder Fees (fees paid directly from
 your investment)(a):                                          Class A     Class B(b)    Class C   Class D
 ----------------------------------------------------------------------------------------------------------
 Maximum Sales Charge (Load) imposed on
 purchases (as a percentage of offering price)                 5.25%(c)    None          None      5.25%(c)
 ----------------------------------------------------------------------------------------------------------
 Maximum Deferred Sales Charge (Load) (as a
 percentage of original purchase price or
 redemption proceeds, whichever is lower)                      None(d)     4.0%(c)       1.0%(c)   None(d)
 ----------------------------------------------------------------------------------------------------------
 Maximum Sales Charge (Load) imposed on
 Dividend Reinvestments                                        None        None          None      None
 ----------------------------------------------------------------------------------------------------------
 Redemption Fee                                                None        None          None      None
 ----------------------------------------------------------------------------------------------------------
 Exchange Fee                                                  None        None          None      None
 ----------------------------------------------------------------------------------------------------------


Merrill Lynch Large Cap Growth Fund
 Annual Fund Operating Expenses (expenses that are
 deducted from Fund assets)(e)                                Class A     Class B(b)    Class C   Class D
----------------------------------------------------------------------------------------------------------
 Management Fee(f)                                             0.50%       0.50%         0.50%     0.50%
----------------------------------------------------------------------------------------------------------
 Distribution and/or Service (12b-1) Fees(g)                   None        1.00%         1.00%     0.25%
----------------------------------------------------------------------------------------------------------
 Other Expenses (including transfer agency
 fees and Administrative Fee)(h)(i)                            0.64%       0.67%         0.67%     0.63%
----------------------------------------------------------------------------------------------------------
 Total Annual Fund Operating Expenses                          1.14%       2.17%         2.17%     1.38%
----------------------------------------------------------------------------------------------------------


Merrill Lynch Large Cap Value Fund
 Annual Fund Operating Expenses (expenses that are
 deducted from Fund assets)(e)                                 Class A     Class B(b)    Class C   Class D
----------------------------------------------------------------------------------------------------------
 Management Fee(f)                                             0.50%       0.50%         0.50%     0.50%
----------------------------------------------------------------------------------------------------------
 Distribution and/or Service (12b-1) Fees(g)                   None        1.00%         1.00%     0.25%
----------------------------------------------------------------------------------------------------------
 Other Expenses (including transfer agency
 fees and Administrative Fee)(h)(i)                            0.54%       0.57%         0.57%     0.54%
----------------------------------------------------------------------------------------------------------
 Total Annual Fund Operating Expenses                          1.04%       2.07%         2.07%     1.29%
----------------------------------------------------------------------------------------------------------

                                                                                  (footnotes on next page)

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                               8

Merrill Lynch Large Cap Core Fund

 Annual Fund Operating Expenses (expenses that are
 deducted from Fund assets)(e)                                Class A    Class B(b)     Class C   Class D
----------------------------------------------------------------------------------------------------------
 Management Fee(f)                                             0.50%       0.50%         0.50%     0.50%
----------------------------------------------------------------------------------------------------------
 Distribution and/or Service (12b-1) Fees(g)                   None        1.00%         1.00%     0.25%
----------------------------------------------------------------------------------------------------------
 Other Expenses (including transfer agency
 fees and Administrative Fee)(h)(i)                            0.55%       0.56%         0.57%     0.57%
----------------------------------------------------------------------------------------------------------
 Total Annual Fund Operating Expenses                          1.05%       2.06%         2.07%     1.32%
----------------------------------------------------------------------------------------------------------


(a) In addition, Merrill Lynch may charge a processing fee (currently $5.35) when a client buys or sells shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."

(b) Class B shares automatically convert to Class D shares approximately eight years after you buy them and will no longer be subject to distribution fees.

(c)   Some investors may qualify for reductions in the sales charge (load).

(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.

(e) For each Fund, the fees and expenses include the expenses of both the Fund and the Portfolio in which it invests.

(f)   Paid by each Portfolio.

(g) The Funds call the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares for a long time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

(h) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Funds. Each Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Funds and the Trust. The Funds and the Trust reimburse the Investment Adviser or its affiliates for such services.

(i) Includes administrative fees, which are payable to the Investment Adviser by each Fund at the annual rate of 0.25% of that Fund's average daily net assets.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                               9

[ICON] Key Facts

Examples:

These examples are intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in a Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Merrill Lynch Large Cap Growth Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*
                ---

                   1 Year           3 Years             5 Years        10 Years
--------------------------------------------------------------------------------
Class A             $635             $868                $1,120         $1,838
--------------------------------------------------------------------------------
Class B             $620             $979                $1,364         $2,313**
--------------------------------------------------------------------------------
Class C             $320             $679                $1,164         $2,503
--------------------------------------------------------------------------------
Class D             $658             $939                $1,241         $2,095
--------------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*
                -------

                   1 Year           3 Years             5 Years        10 Years
--------------------------------------------------------------------------------
Class A             $635             $868                $1,120         $1,838
--------------------------------------------------------------------------------
Class B             $220             $679                $1,164         $2,313**
--------------------------------------------------------------------------------
Class C             $220             $679                $1,164         $2,503
--------------------------------------------------------------------------------
Class D             $658             $939                $1,241         $2,095
--------------------------------------------------------------------------------

                                                        (footnotes on next page)

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              10

Merrill Lynch Large Cap Value Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*
                ---

                     1 Year          3 Years            5 Years        10 Years
--------------------------------------------------------------------------------
Class A               $625            $839               $1,069         $1,729
--------------------------------------------------------------------------------
Class B               $610            $949               $1,314         $2,208**
--------------------------------------------------------------------------------
Class C               $310            $649               $1,114         $2,400
--------------------------------------------------------------------------------
Class D               $649            $913               $1,195         $2,000
--------------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*
                -------

                     1 Year          3 Years            5 Years        10 Years
--------------------------------------------------------------------------------
Class A               $625            $839               $1,069         $1,729
--------------------------------------------------------------------------------
Class B               $210            $649               $1,114         $2,208**
--------------------------------------------------------------------------------
Class C               $210            $649               $1,114         $2,400
--------------------------------------------------------------------------------
Class D               $649            $913               $1,195         $2,000
--------------------------------------------------------------------------------

Merrill Lynch Large Cap Core Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*
                ---

                     1 Year          3 Years            5 Years        10 Years
--------------------------------------------------------------------------------
Class A               $626            $842               $1,074         $1,740
--------------------------------------------------------------------------------
Class B               $609            $946               $1,308         $2,197**
--------------------------------------------------------------------------------
Class C               $310            $649               $1,114         $2,400
--------------------------------------------------------------------------------
Class D               $652            $921               $1,210         $2,032
--------------------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*
                -------

                     1 Year          3 Years            5 Years         10 Years
--------------------------------------------------------------------------------
Class A               $626            $842               $1,074         $1,740
--------------------------------------------------------------------------------
Class B               $209            $646               $1,108         $2,197**
--------------------------------------------------------------------------------
Class C               $210            $649               $1,114         $2,400
--------------------------------------------------------------------------------
Class D               $652            $921               $1,210         $2,032
--------------------------------------------------------------------------------

  * For each Fund, the expenses include the expenses of both the Fund and the Portfolio in which it invests.

 ** Assumes conversion to Class D shares approximately eight years after purchase. See note (b) to the Fees and Expenses tables above.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              11

Details About the Funds [ICON]

ABOUT THE PORTFOLIO MANAGER

Robert C. Doll, Jr. is a Senior Vice President and the Portfolio Manager of the Funds. Mr. Doll has been President of Fund Asset Management and Merrill Lynch Investment Managers, L.P. ("MLIM") since 2001, and was a Senior Vice President of both companies from 1999 to 2001. Prior to joining Fund Asset Management and MLIM, Mr. Doll was Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and an Executive Vice President thereof from 1991 to 1999.

ABOUT THE INVESTMENT ADVISER

The Funds are managed by Fund Asset Management.

HOW THE FUNDS INVEST
--------------------------------------------------------------------------------

Each Fund's objective is long term capital growth. Each Fund tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States.

Each Fund seeks to achieve its investment objective by investing at least 80% of its net assets in common stocks of large cap companies the Investment Adviser selects from among those that are, at the time of purchase, included in the Russell 1000(R) Index. The Investment Adviser uses a different multi-factor quantitative model to look for companies within the Russell 1000(R) Index that, in its opinion, are consistent with the investment objective of each Fund.

Each Fund will seek to outperform its benchmark:

     o The Large Cap Growth Fund-- will seek to outperform the Russell 1000(R)Growth Index by investing in equity securities that the Investment Adviser believes have above average earnings prospects. The Russell 1000(R) Growth Index (which consists of those Russell 1000(R) securities with a greater than average growth orientation) is a subset of the Russell 1000(R) Index.

     o The Large Cap Value Fund-- will seek to outperform the Russell 1000(R)Value Index by investing in equity securities that the Investment Adviser believes are selling at below normal valuations. The Russell 1000(R) Value Index, another subset of the Russell 1000(R) Index, consists of those Russell 1000(R) companies with lower price-to-book ratios and lower forecasted growth values.

     o The Large Cap Core Fund -- has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000(R) Index.

Although the Growth Fund emphasizes growth-oriented investments, the Value Fund emphasizes value-oriented investments and the Core Fund uses a blend of growth and value, there are equity investment strategies common to all three Funds. In selecting securities for a Fund's portfolio from that Fund's benchmark universe, the Investment Adviser uses a different proprietary quantitative model for each Fund. Each model employs three filters in its initial screens: earnings momentum, earnings surprise and valuation. For each Fund, the Investment Adviser looks for strong relative earnings growth, preferring internal growth and unit growth to growth resulting from a company's pricing structure. A company's stock price relative to its earnings

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              12
and book value is also examined -- if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for any Fund. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Fund generally will not hold all the stocks in its applicable index, and because a Fund's investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Funds are not "index" funds. In seeking to outperform the relevant benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the relevant index. These criteria currently include the following:

     o    Relative price to earnings and price to book ratios

     o    Weighted median market capitalization of a Fund's portfolio

     o Allocation among the economic sectors of a Fund's portfolio as compared to the applicable index

     o    Weighted individual stocks within the applicable index

These criteria are explained in detail in the Statement of Additional
Information.

Each Fund also may invest up to 10% of its assets in securities of companies organized under the laws of countries other than the United States that are traded on foreign securities exchanges or in the foreign over-the-counter markets, including securities of foreign issuers that are represented by American Depositary Receipts, or "ADRs." Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are considered "foreign securities" for the purpose of the Fund's investment allocations. Each Fund anticipates that it would generally limit its foreign securities investments to ADRs of issuers in developed countries.

Each Fund may also lend its portfolio securities.

Each Fund may invest in investment grade convertible securities, preferred stocks, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which a Fund may invest.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              13

[ICON] Details About the Funds

As a temporary measure for defensive purposes, each Fund may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers' acceptances. These investments may affect a Fund's ability to meet its investment objective.

INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Funds. As with any fund, there can be no guarantee that a Fund will meet its objective, or that a Fund's performance will be positive over any period of time.

Market Risk and Selection Risk -- As equity funds, the Funds' principal risks are market risk and selection risk. Market risk is the risk that the equity markets will go down in value, including the possibility that the equity markets will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the stock markets, the applicable Russell 1000(R) Index or other funds with similar investment objectives and investment strategies.

The Funds also may be subject to risks associated with the following investment strategies.

Derivatives -- The Funds may use derivatives such as futures and options for hedging purposes, including anticipatory hedges and cross hedges. Hedging is a strategy in which a Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that any Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Funds are not required to use hedging and may choose not to do so.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              14

When Issued and Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security a Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, a Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

Borrowing and Leverage -- Each Fund may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of a Fund's shares and in the return on a Fund's portfolio. Borrowing will cost a Fund interest expense and other fees. The costs of borrowing may reduce a Fund's return. Certain securities that the Funds buy may create leverage including, for example, derivatives, when issued securities, forward commitments and options. The use of investments that create leverage subjects a Fund to the risk that relatively small market movements may result in large changes in the value of an investment and may result in losses that greatly exceed the amount invested.

Securities Lending -- Each Fund may lend securities to financial institutions that provide government securities as collateral. Securities lending involves the risk that the borrower to which a Fund has loaned its securities may not return the securities in a timely manner or at all. As a result, a Fund may lose money and there may be a delay in recovering the loaned securities. A Fund could also lose money if it does not recover the securities and the value of the collateral falls. These events could trigger adverse tax consequences to a Fund.

Foreign Market Risks -- Each Fund may invest in companies located in countries other than the United States. This may expose each Fund to risks associated with foreign investments.

     o The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

     o The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

     o Foreign holdings may be adversely affected by foreign government action

     o International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              15

[ICON] Details About the Funds

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Funds, including how they invest, please see the Statement of Additional Information.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              16

Your Account [ICON]

MERRILL LYNCH SELECT PRICING(SM) SYSTEM


Each Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or Class D shares, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in a Fund's shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of a Fund's shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of a Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

Each Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              17

[ICON] Your Account

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                          Class A                  Class B                Class C             Class D
-----------------------------------------------------------------------------------------------------------------
Availability              Limited to certain       Generally available    Generally           Generally available
                          investors including:     through Merrill        available through   through Merrill
                          o Current Class          Lynch. Limited         Merrill Lynch.      Lynch. Limited
                          A shareholders           availability           Limited             availability
                          o Certain                through selected       availability        through selected
                          Retirement Plans         securities dealers     through selected    securities dealers
                          o Participants in        and other financial    securities          and other financial
                          certain Merrill          intermediaries.        dealers and other   intermediaries.
                          Lynch-                                          financial
                          sponsored programs                              intermediaries.
                          o Certain affiliates
                          of Merrill Lynch,
                          selected securities
                          dealers and
                          other financial
                          intermediaries.
-----------------------------------------------------------------------------------------------------------------
Initial Sales             Yes. Payable at time     No. Entire purchase    No. Entire          Yes. Payable at
Charge?                   of purchase. Lower       price is invested in   purchase price is   time of purchase.
                          sales charges            shares of the Fund.    invested in         Lower sales charges
                          available for larger                            shares of the       available for
                          investments.                                    Fund.               larger investments.
-----------------------------------------------------------------------------------------------------------------
Deferred Sales            No. (May be charged      Yes. Payable if you    Yes. Payable if     No. (May be charged
Charge?                   for purchases over       redeem within six      you redeem within   for purchases over
                          $1 million that are      years of purchase.     one year of         $1 million that are
                          redeemed within one                             purchase.           redeemed within one
                          year.)                                                              year.)
-----------------------------------------------------------------------------------------------------------------
Account                   No.                      0.25% Account          0.25% Account       0.25% Account
Maintenance and                                    Maintenance Fee.       Maintenance Fee.    Maintenance Fee. No
Distribution Fees?                                 0.75% Distribution     0.75% Distribution  Distribution Fee.
                                                   Fee.                   Fee.
-----------------------------------------------------------------------------------------------------------------
Conversion to             No.                      Yes, automatically     No.                 N/A
Class D shares?                                    after approximately
                                                   eight years.
-----------------------------------------------------------------------------------------------------------------


                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing(SM) options.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) System funds that you agree to buy within a 13 month period. Certain restrictions apply.

Class A and Class D Shares -- Initial Sales Charge Options

If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                                      Dealer
                                                                   Compensation
                            As a % of           As a % of           as a % of
 Your Investment         Offering Price      Your Investment*     Offering Price
--------------------------------------------------------------------------------
 Less than $25,000           5.25%                5.54%               5.00%
--------------------------------------------------------------------------------
 $25,000 but less            4.75%                4.99%               4.50%
 than $50,000
--------------------------------------------------------------------------------
 $50,000 but less            4.00%                4.17%               3.75%
 than $100,000
--------------------------------------------------------------------------------
 $100,000 but less           3.00%                3.09%               2.75%
 than $250,000
--------------------------------------------------------------------------------
 $250,000 but less           2.00%                2.04%               1.80%
 than $1,000,000
--------------------------------------------------------------------------------
 $1,000,000 and over**       0.00%                0.00%               0.00%
--------------------------------------------------------------------------------
 *   Rounded to the nearest one-hundredth percent.

** If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A and Class D shares by certain employer sponsored retirement or savings plans.


No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:

     o    Purchases under a Right of Accumulation or Letter of Intent

     o    Merrill Lynch Blueprint(SM) Program participants

     o    TMA(SM) Managed Trusts

     o    Certain Merrill Lynch investment or central asset accounts

     o    Certain employer-sponsored retirement or savings plans

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              19

[ICON] Your Account

     o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances

     o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees

     o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Funds' Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares -- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% each year under distribution plans that each Fund has adopted under Rule 12b-1. Because these fees are paid out of the Funds' assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charge and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

                    MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Class B Shares

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

              Years Since Purchase                       Sales Charge*
              -----------------------------------------------------------
               0 - 1                                         4.00%
              -----------------------------------------------------------
               1 - 2                                         4.00%
              -----------------------------------------------------------
               2 - 3                                         3.00%
              -----------------------------------------------------------
               3 - 4                                         3.00%
              -----------------------------------------------------------
               4 - 5                                         2.00%
              -----------------------------------------------------------
               5 - 6                                         1.00%
              -----------------------------------------------------------
               6 and thereafter                              0.00%
              -----------------------------------------------------------

 * The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired by dividend reinvestment are not subject to a deferred sales charge. For shares acquired before June 1, 2001, the four-year deferred sales charge schedule in effect at that time will apply. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

     o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 591/2 years old

     o Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, group plans participating in the Merrill Lynch BlueprintSM Program and certain retirement plan rollovers

     o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates, or in connection with involuntary termination of an account in which Fund shares are held

     o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              21

[ICON] Your Account

     o Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class D shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class D shares is not a taxable event for Federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Funds' eight year conversion schedule will apply. If you exchange your Class B shares in a Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              22

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, a Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before a Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before a Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              23

[ICON] Your Account

If You Want to
Buy Shares                      Your Choices                        Information Important for You to Know
-------------------------------------------------------------------------------------------------------------------------
                                First, select the share class       Please refer to the Merrill Lynch Select
                                appropriate for you                 Pricing(SM) System table on page 18. Be sure to
                                                                    read this prospectus carefully.
                                -----------------------------------------------------------------------------------------
                                Next, determine the amount          The minimum initial investment for each Fund is
                                of your investment                  $1,000 for all accounts except:
                                                                     o $250 for certain Merrill Lynch fee-based programs
                                                                     o $100 for retirement plans

                                                                    (The minimums for initial investments may be
                                                                    waived under certain circumstances.)
                                -----------------------------------------------------------------------------------------
                                Have your Merrill Lynch             The price of your shares is based on the next
                                Financial Advisor, selected         calculation of net asset value after your order
                                securities dealer or other          is placed. Any purchase orders placed prior to
                                financial intermediary submit       the close of business on the New York Stock
                                your purchase order                 Exchange (generally, 4:00 p.m. Eastern time)
                                                                    will be priced at the net asset value determined
                                                                    that day. Certain financial intermediaries,
                                                                    however, may require submission of orders prior
                                                                    to that time.
                                -----------------------------------------------------------------------------------------
                                                                    Purchase orders placed after that time will be
                                                                    priced at the net asset value determined on the
                                                                    next business day. The Funds may reject any
                                                                    order to buy shares and may suspend the sale of
                                                                    shares at any time. Selected securities dealers
                                                                    or other financial intermediaries, including
                                                                    Merrill Lynch, may charge a processing fee to
                                                                    confirm a purchase. Merrill Lynch currently
                                                                    charges a fee of $5.35.
                                -----------------------------------------------------------------------------------------
                                Or contact the Transfer Agent       To purchase shares directly, call the Transfer
                                                                    Agent at 1-800-MER-FUND and request a purchase
                                                                    application. Mail the completed purchase
                                                                    application to the Transfer Agent at the address
                                                                    on the inside back cover of this prospectus.
                                -----------------------------------------------------------------------------------------
Add to Your                     Purchase additional shares          The minimum investment for additional purchases
Investment                                                          is generally $50 except that retirement plans
                                                                    have a minimum additional purchase of $1 and
                                                                    certain programs, such as automatic investment
                                                                    plans, may have higher minimums.

                                                                    (The minimums for additional purchases may be
                                                                    waived under certain circumstances.)
                                -----------------------------------------------------------------------------------------
                                Acquire additional shares           All dividends are automatically reinvested
                                through the automatic dividend      without a sales charge.
                                reinvestment plan
                                -----------------------------------------------------------------------------------------
                                                                    You may invest a specific amount on a periodic
                                Participate in the automatic        basis through certain Merrill Lynch investment
                                investment plan                     or central asset accounts.
-------------------------------------------------------------------------------------------------------------------------

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

If You Want to                  Your Choices                         Information Important for You to Know
------------------------------------------------------------------------------------------------------------------
Transfer Shares to              Transfer to a participating          You may transfer your Fund shares only to
Another Securities              securities dealer or other           another securities dealer that has entered
Dealer or Other                 financial intermediary               into an agreement with the Distributor.
Financial Intermediary                                               Certain shareholder services may not be
                                                                     available for the transferred shares. You may
                                                                     only purchase additional shares of funds
                                                                     previously owned before the transfer. All
                                                                     future trading of these shares must be
                                                                     coordinated by the receiving firm.
                                ------------------------------------------------------------------------------------
                                Transfer to a                        You must either:
                                non-participating securities
                                dealer or other financial            o Transfer your shares to an account with the
                                intermediary                           Transfer Agent; or

                                                                     o Sell your shares, paying any applicable
                                                                       deferred sales charge.
                                ------------------------------------------------------------------------------------
Sell Your Shares                Have your Merrill Lynch              The price of your shares is based on the next
                                Financial Advisor, selected          calculation of net asset value after your
                                securities dealer or other           order is placed. For your redemption request
                                financial intermediary submit        to be priced at the net asset value on the day
                                your sales order                     of your request, you must submit your request
                                                                     to your dealer or other financial intermediary
                                                                     prior to that day's close of business on the
                                                                     New York Stock Exchange (generally 4:00 p.m.
                                                                     Eastern time). Certain financial
                                                                     intermediaries, however, may require
                                                                     submission of orders prior to that time. Any
                                                                     redemption request placed after that time will
                                                                     be priced at the net asset value at the close
                                                                     of business on the next business day.

                                                                     Securities dealers or other financial
                                                                     intermediaries, including Merrill Lynch, may
                                                                     charge a fee to process a redemption of
                                                                     shares. Merrill Lynch currently charges a fee
                                                                     of $5.35. No processing fee is charged if you
                                                                     redeem shares directly through the Transfer
                                                                     Agent.

                                                                     The Funds may reject an order to sell shares
                                                                     under certain circumstances.
                                ------------------------------------------------------------------------------------
                                Sell through the Transfer            You may sell shares held at the Transfer Agent
                                Agent                                by writing to the Transfer Agent at the
                                                                     address on the inside back cover of this
                                                                     prospectus. All shareholders on the account
                                                                     must sign the letter. A signature guarantee
                                                                     generally will be required but may be waived
                                                                     in certain limited circumstances. You can
                                                                     obtain a signature guarantee from a bank,
                                                                     securities dealer, securities broker, credit
                                                                     union, savings association, national
                                                                     securities exchange and registered securities
                                                                     association. A notary public seal will not be
                                                                     acceptable. If you hold stock certificates,
                                                                     return the certificates with the letter. The
                                                                     Transfer Agent will normally mail redemption
                                                                     proceeds within seven days following receipt
                                                                     of a properly completed request. If you make a
                                                                     redemption request before a Fund has collected
                                                                     payment for the purchase of shares, the Fund
                                                                     or the Transfer Agent may delay mailing your
                                                                     proceeds. This delay usually will not exceed
                                                                     ten days.

                                                                     You may also sell shares held at the Transfer
                                                                     Agent by telephone request if the amount being
                                                                     sold is less than $50,000 and if certain other
                                                                     conditions are met. Contact the Transfer Agent
                                                                     at 1-800-MER-FUND for details.
--------------------------------------------------------------------------------------------------------------------

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              25

If You Want to                  Your Choices                         Information Important for You to Know
--------------------------------------------------------------------------------------------------------------------
Sell Shares                     Participate in a Fund's              You can choose to receive systematic payments
Systematically                  Systematic Withdrawal Plan           from your Fund account either by check or
                                                                     through direct deposit to your bank account on
                                                                     a monthly or quarterly basis. If you hold your
                                                                     Fund shares in a Merrill Lynch CMA(R), CBA(R)
                                                                     or Retirement Account you can arrange for
                                                                     systematic redemptions of a fixed dollar
                                                                     amount on a monthly, bi-monthly, quarterly,
                                                                     semi-annual or annual basis, subject to
                                                                     certain conditions. Under either method you
                                                                     must have dividends automatically reinvested.
                                                                     For Class B and Class C shares your total
                                                                     annual withdrawals cannot be more than 10% per
                                                                     year of the value of your shares at the time
                                                                     your plan is established. The deferred sales
                                                                     charge is waived for systematic redemptions.
                                                                     Ask your Merrill Lynch Financial Advisor or
                                                                     other financial intermediary for details.
--------------------------------------------------------------------------------------------------------------------
Exchange Your Shares            Select the fund into which           You can exchange your shares of a Fund for
                                you want to exchange. Be sure        shares of many other Merrill Lynch mutual
                                to read that fund's prospectus       funds. You must have held the shares used in
                                                                     the exchange for at least 15 calendar days
                                                                     before you can exchange to another fund.

                                                                     Each class of Fund shares is generally
                                                                     exchangeable for shares of the same class of
                                                                     another Merrill Lynch fund. If you own Class A
                                                                     shares and wish to exchange into a fund in
                                                                     which you have no Class A shares (and are not
                                                                     eligible to purchase Class A shares), you will
                                                                     exchange into Class D shares.

                                                                     Some of the Merrill Lynch mutual funds impose
                                                                     a different initial or deferred sales charge
                                                                     schedule. If you exchange Class A or Class D
                                                                     shares for shares of a fund with a higher
                                                                     initial sales charge than you originally paid,
                                                                     you will be charged the difference at the time
                                                                     of exchange. If you exchange Class B shares
                                                                     for shares of a fund with a different deferred
                                                                     sales charge schedule, the higher schedule
                                                                     will generally apply. The time you hold Class
                                                                     B or Class C shares in both funds will count
                                                                     when determining your holding period for
                                                                     calculating a deferred sales charge at
                                                                     redemption. If you exchange Class A or Class D
                                                                     shares for money market fund shares, you will
                                                                     receive Class A shares of Summit Cash Reserves
                                                                     Fund. Class B or Class C shares of a Fund will
                                                                     be exchanged for Class B shares of Summit.

                                                                     To exercise the exchange privilege contact
                                                                     your Merrill Lynch Financial Advisor or other
                                                                     financial intermediary or call the Transfer
                                                                     Agent at 1-800-MER-FUND.

                                                                     Although there is currently no limit on the
                                                                     number of exchanges that you can make, the
                                                                     exchange privilege may be modified or
                                                                     terminated at any time in the future.
--------------------------------------------------------------------------------------------------------------------


                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Net Asset Value -- the market value of a Fund's total assets after deducting liabilities, divided by the number of shares outstanding.

Short-term or excessive trading into and out of a Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, a Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in that Fund or other Merrill Lynch funds, and accounts under common ownership or control.

HOW SHARES ARE PRICED
--------------------------------------------------------------------------------

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Funds calculate their net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, these securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Funds may trade on weekends or other days when the Funds do not price their shares. As a result, the Funds' net asset value may change on days when you will not be able to purchase or redeem Fund shares.

The Funds may accept orders from certain authorized financial intermediaries or their designees. The Funds will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be cancelled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also, dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              27

[ICON] Your Account

Dividends -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

PARTICIPATION IN FEE-BASED PROGRAMS
--------------------------------------------------------------------------------

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of a Fund's shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

The Funds will distribute net investment income and net realized capital gains at least annually. The Funds may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, each Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates depending, in part, on how long a Fund held the assets sold.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              28

"BUYING A DIVIDEND"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before a Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

You will pay tax on dividends from a Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund you generally will be treated as having sold your shares, and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, a Fund's ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Funds may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in a Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Fund under all applicable tax laws.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              29

Management of the Funds [ICON]

FUND ASSET MANAGEMENT


Fund Asset Management, the Funds' Investment Adviser, manages each Portfolio's investments under the overall supervision of the Board of Trustees of the Master Large Cap Series Trust. The Investment Adviser has the responsibility for making all investment decisions for the Funds. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives. The Trust pays the Investment Adviser a fee at the annual rate of 0.50% of the average daily net assets of the Trust. The Funds each pay the Investment Adviser an administrative fee at the annual rate of 0.25% of the average daily net assets of the respective Fund.

Fund Asset Management was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates, including Merrill Lynch Investment Managers, had approximately $529 billion in investment company and other portfolio assets under management as of November 2001.

MASTER/FEEDER STRUCTURE
--------------------------------------------------------------------------------

Each Fund is a series of Merrill Lynch Large Cap Series Funds, Inc. and is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio of the Master Large Cap Series Trust. (Except where indicated, this prospectus uses the term "Fund" to mean a feeder fund and its Portfolio taken together.) Investors in a Fund will acquire an indirect interest in the corresponding Portfolio.

Each Portfolio accepts investments from other feeder funds, and all the feeders of a given Portfolio bear the portfolio's expenses in proportion to their assets. This structure may enable the Funds to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio from different feeders may offset each other and produce a lower net cash flow.

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Portfolio on more attractive terms, or could experience better performance, than another feeder.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Whenever a Portfolio holds a vote of its feeder funds, the Fund investing in that Portfolio will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than a Fund over the operations of its Portfolio.

A Fund may withdraw from its master portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              31

[ICON] Management of the Funds

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights tables are intended to help you understand each Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Fund share. The total returns in each table represent the rate an investor would have earned or lost on an investment in that Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with each Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

LARGE CAP GROWTH FUND


                                     Class A                           Class B                           Class C
                                     -------                           -------                           -------
                                                For the                          For the                            For the
                                                Period                            Period                            Period
                              For the        December 22,       For the        December 22,       For the        December 22,
                             Year Ended        1999+ to        Year Ended        1999+ to       Year Ended         1999+ to
                            October 31,       October 31,     October 31,      October 31,      October 31,       October 31,
                                2001             2000             2001             2000            2001              2000
-------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in
Net Asset Value:
-------------------------------------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
-------------------------------------------------------------------------------------------------------------------------------
Net asset value,
beginning
of period                      $11.35           $10.00          $11.26         $10.00             $11.25           $10.00
-------------------------------------------------------------------------------------------------------------------------------
Investment loss-- net            (.06)++          (.02)           (.14)++        (.01)              (.14)++          (.01)
-------------------------------------------------------------------------------------------------------------------------------
Realized and unrealized
gain (loss) on
investments from
the Portfolio-- net             (3.78)            1.37           (3.75)          1.27              (3.75)            1.26
-------------------------------------------------------------------------------------------------------------------------------
Total from investment
operations                      (3.84)            1.35           (3.89)          1.26              (3.89)            1.25
-------------------------------------------------------------------------------------------------------------------------------
Less distributions in
excess of realized gain
on investments from
the Portfolio-- net              (.01)              --            --##             --               --##               --
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end
of period                       $7.50           $11.35           $7.37         $11.26              $7.36           $11.25
-------------------------------------------------------------------------------------------------------------------------------
Total Investment
Return:**
-------------------------------------------------------------------------------------------------------------------------------
Based on net asset
value per share                (33.89%)          13.50%#        (34.54%)        12.60%#           (34.56%)          12.50%#
-------------------------------------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
-------------------------------------------------------------------------------------------------------------------------------
Expenses, net of
reimbursement+++                 1.14%            1.38%*          2.17%          2.56%*             2.17%            2.56%*
-------------------------------------------------------------------------------------------------------------------------------
Expenses+++                      1.14%            4.77%*          2.17%          4.14%*             2.17%            4.16%*
-------------------------------------------------------------------------------------------------------------------------------
Investment loss-- net            (.65%)          (1.04%)*        (1.67%)        (1.82%)*           (1.68%)          (1.83%)
-------------------------------------------------------------------------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of
period (in thousands)         $23,112          $18,859         $70,428        $47,370            $39,167          $23,736
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover
from the Portfolio             230.34%           94.75%         230.34%         94.75%            230.34%           94.75%
-------------------------------------------------------------------------------------------------------------------------------


                                         Class D
                                         -------
                                                  For the
                                                   Period
                                For the         December 22,
                               Year Ended         1999+ to
                              October 31,       October 31,
                                  2001              2000
-------------------------------------------------------------
Increase (Decrease) in
Net Asset Value:
-------------------------------------------------------------
Per Share Operating
Performance:
-------------------------------------------------------------
Net asset value,
beginning
of period                     $11.32            $10.00
-------------------------------------------------------------
Investment loss-- net           (.07)++           (.01)
-------------------------------------------------------------
Realized and unrealized
gain (loss) on
investments from
the Portfolio-- net            (3.78)             1.33
-------------------------------------------------------------
Total from investment
operations                     (3.85)             1.32
-------------------------------------------------------------
Less distributions in
excess of realized gain
on investments from
the Portfolio-- net              --##               --
-------------------------------------------------------------
Net asset value, end
of period                     $7.47             $11.32
-------------------------------------------------------------
Total Investment
Return:**
-------------------------------------------------------------
Based on net asset
value per share               (33.98%)           13.20%#
-------------------------------------------------------------
Ratios to Average
Net Assets:
-------------------------------------------------------------
Expenses, net of
reimbursement+++                1.38%             1.74%*
-------------------------------------------------------------
Expenses+++                     1.38%             3.94%*
-------------------------------------------------------------
Investment loss-- net           (.90%)           (1.14%)*
-------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------
Net assets, end of
period (in thousands)               $15,032     $7,540
-------------------------------------------------------------
Portfolio turnover
from the Portfolio                   230.34%     94.75%
-------------------------------------------------------------


   *  Annualized.

  ** Total investment returns exclude the effects of sales charges.

   +  Commencement of operations.

  ++ Based on average shares outstanding.

 +++ Includes the Fund's share of the Portfolio's allocated expenses.

   # Aggregate total investment return.

  ## Amount is less than $.01 per share.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              32

--------------------------------------------------------------------------------

LARGE CAP VALUE FUND


                                     Class A                           Class B                           Class C
                                     -------                           -------                           -------
                                                For the                          For the                            For the
                                                Period                            Period                            Period
                              For the        December 22,       For the        December 22,       For the        December 22,
                             Year Ended        1999+ to        Year Ended        1999+ to       Year Ended         1999+ to
                            October 31,       October 31,     October 31,      October 31,      October 31,       October 31,
                                2001             2000             2001             2000            2001              2000
-------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in
Net Asset Value:
-------------------------------------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
-------------------------------------------------------------------------------------------------------------------------------
Net asset value,
beginning
of period                        $11.64          $10.00          $11.54           $10.00          $11.54          $10.00
-------------------------------------------------------------------------------------------------------------------------------
Investment income (loss)
--net                               .07++          --##            (.04)++          (.01)           (.04)++         (.01)
-------------------------------------------------------------------------------------------------------------------------------
Realized and unrealized
gain (loss) on
investments
from the Portfolio-- net          (1.03)           1.64           (1.02)            1.55           (1.02)           1.55
-------------------------------------------------------------------------------------------------------------------------------
Total from investment
operations                         (.96)           1.64           (1.06)            1.54           (1.06)           1.54
-------------------------------------------------------------------------------------------------------------------------------
Less dividends from
return of capital-- net            (.01)             --            --##               --            --##              --
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end
of period                        $10.67          $11.64          $10.48           $11.54          $10.48          $11.54
-------------------------------------------------------------------------------------------------------------------------------
Total Investment
Return:**
-------------------------------------------------------------------------------------------------------------------------------
Based on net asset
value per share                   (8.21%)       16.40%#           (9.18%)        15.40%#           (9.18%)       15.40%#
-------------------------------------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
-------------------------------------------------------------------------------------------------------------------------------
Expenses, net of
reimbursement+++                   1.04%           1.32%*          2.07%            2.55%*          2.07%           2.54%*
-------------------------------------------------------------------------------------------------------------------------------
Expenses+++                        1.04%           5.32%*          2.07%            3.91%*          2.07%           4.05%*
-------------------------------------------------------------------------------------------------------------------------------
Investment income (loss)
--net                               .60%           (.07%)*         (.44%)          (1.05%)*         (.45%)         (1.04%)*
-------------------------------------------------------------------------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period
(in thousands)                  $42,641         $16,211        $167,613          $36,037         $77,901         $15,885
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover
from the Portfolio               168.54%          81.99%         168.54%           81.99%         168.54%          81.99%
-------------------------------------------------------------------------------------------------------------------------------


                                         Class D
                                         -------
                                                  For the
                                                   Period
                                For the         December 22,
                               Year Ended         1999+ to
                              October 31,       October 31,
                                  2001              2000
-------------------------------------------------------------
Increase (Decrease) in
Net
Asset Value:
-------------------------------------------------------------
Per Share Operating
Performance:
-------------------------------------------------------------
Net asset value,
beginning
of period                       $11.61          $10.00
-------------------------------------------------------------
Investment income (loss)
--net                              .04++          --##
-------------------------------------------------------------
Realized and unrealized
gain (loss) on
investments
from the Portfolio-- net         (1.02)           1.61
-------------------------------------------------------------
Total from investment
operations                        (.98)           1.61
-------------------------------------------------------------
Less dividends from
return of capital-- net           (.01)             --
-------------------------------------------------------------
Net asset value, end
of period                       $10.62          $11.61
-------------------------------------------------------------
Total Investment
Return:**
-------------------------------------------------------------
Based on net asset
value per share                  (8.43%)       16.10%#
-------------------------------------------------------------
Ratios to Average
Net Assets:
-------------------------------------------------------------
Expenses, net of
reimbursement+++                  1.29%           1.74%*
-------------------------------------------------------------
Expenses+++                       1.29%           3.78%*
-------------------------------------------------------------
Investment income (loss)
--net                              .32%           (.25%)*
-------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------
Net assets, end of period
(in thousands)                 $37,190          $8,377
-------------------------------------------------------------
Portfolio turnover
from the Portfolio              168.54%          81.99%
-------------------------------------------------------------


   *  Annualized.

  ** Total investment returns exclude the effects of sales charges.

   +  Commencement of operations.

  ++ Based on average shares outstanding.

 +++ Includes the Fund's share of the Portfolio's allocated expenses.

   # Aggregate total investment return.

  ## Amount is less than $.01 per share.

                  MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              33

[ICON] Management of the Funds

FINANCIAL HIGHLIGHTS (concluded)
--------------------------------------------------------------------------------


LARGE CAP CORE FUND


                                     Class A                           Class B                           Class C
                                     -------                           -------                           -------
                                                For the                          For the                            For the
                                                Period                            Period                            Period
                              For the        December 22,       For the        December 22,       For the        December 22,
                             Year Ended        1999+ to        Year Ended        1999+ to       Year Ended         1999+ to
                            October 31,       October 31,     October 31,      October 31,      October 31,       October 31,
                                2001             2000             2001             2000            2001              2000
-------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net
Asset
Value:
-------------------------------------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning
of period                         $11.77          $10.00          $11.67           $10.00          $11.67          $10.00
-------------------------------------------------------------------------------------------------------------------------------
Investment income
(loss)-- net                         .02++          (.01)           (.08)++          (.01)           (.08)++         (.01)
-------------------------------------------------------------------------------------------------------------------------------
Realized and unrealized
gain (loss) on investments
from the Portfolio-- net           (2.69)           1.78           (2.66)            1.68           (2.66)           1.68
-------------------------------------------------------------------------------------------------------------------------------
Total from investment
operations                         (2.67)           1.77           (2.74)            1.67           (2.74)           1.67
-------------------------------------------------------------------------------------------------------------------------------
Less distributions in
excess of realized gain
on investments from the
Portfolio-- net                     --##              --            --##               --            --##              --
-------------------------------------------------------------------------------------------------------------------------------
Net asset value,
end of period                      $9.10          $11.77           $8.93           $11.67           $8.93          $11.67
-------------------------------------------------------------------------------------------------------------------------------
Total Investment Return:**
-------------------------------------------------------------------------------------------------------------------------------
Based on net asset
value per share                   (22.65%)       17.70%#          (23.47%)        16.70%#          (23.47%)       16.70%#
-------------------------------------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
-------------------------------------------------------------------------------------------------------------------------------
Expenses, net of
reimbursement+++                    1.05%           1.21%*          2.06%            2.37%*          2.07%           2.35%*
-------------------------------------------------------------------------------------------------------------------------------
Expenses+++                         1.05%           3.11%*          2.06%            2.70%*          2.07%           2.80%*
-------------------------------------------------------------------------------------------------------------------------------
Investment income
(loss)-- net                         .21%           (.52%)*         (.80%)          (1.33%)*         (.81%)         (1.34%)*
-------------------------------------------------------------------------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period
(in thousands)                   $76,674         $33,886        $159,287          $85,036         $86,694         $41,028
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover
from the Portfolio                162.28%          79.18%         162.28%           79.18%         162.28%          79.18%
-------------------------------------------------------------------------------------------------------------------------------


                                         Class D
                                         -------
                                                  For the
                                                   Period
                                For the         December 22,
                               Year Ended         1999+ to
                              October 31,       October 31,
                                  2001              2000
-------------------------------------------------------------
Increase (Decrease) in Net
Asset
Value:
-------------------------------------------------------------
Per Share Operating
Performance:
-------------------------------------------------------------
Net asset value, beginning
of period                          $11.74         $10.00
-------------------------------------------------------------
Investment income
(loss)-- net                       --++##           --##
-------------------------------------------------------------
Realized and unrealized
gain (loss) on investments
from the Portfolio-- net            (2.68)          1.74
-------------------------------------------------------------
Total from investment
operations                          (2.68)          1.74
-------------------------------------------------------------
Less distributions in
excess of realized gain
on investments from the
Portfolio-- net                      --##             --
-------------------------------------------------------------
Net asset value,
end of period                       $9.06         $11.74
-------------------------------------------------------------
Total Investment Return:**
-------------------------------------------------------------
Based on net asset
value per share                    (22.80%)      17.40%#
-------------------------------------------------------------
Ratios to Average
Net Assets:
-------------------------------------------------------------
Expenses, net of
reimbursement+++                     1.32%          1.59%*
-------------------------------------------------------------
Expenses+++                          1.32%          2.10%*
-------------------------------------------------------------
Investment income
(loss)-- net                         (.05%)         (.59%)*
-------------------------------------------------------------
Supplemental Data:
-------------------------------------------------------------
Net assets, end of period
(in thousands)                    $$84,891        $25,627
-------------------------------------------------------------
Portfolio turnover
from the Portfolio                 162.28%         79.18%
-------------------------------------------------------------

   * Annualized.

  ** Total investment returns exclude the effects of sales charges.

   + Commencement of operations.

  ++ Based on average shares outstanding.

 +++ Includes the Fund's share of the Portfolio's allocated expenses.

   # Aggregate total investment return.

  ## Amount is less than $.01 per share.

                   MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.
                                                                              34

                                                 POTENTIAL
                                                 INVESTORS
                [1]                                                                   [2]
                                        Open an account (two options)
           MERRILL LYNCH                                                         TRANSFER AGENT
         FINANCIAL ADVISOR
        OR SECURITIES DEALER                                              Financial Data Services, Inc.

 Advises shareholders on their Fund                                          ADMINISTRATIVE OFFICES
            investments.                                                    4800 Deer Lake Drive East
                                                                        Jacksonville, Florida 32246-6484

                                                                                 MAILING ADDRESS
                                                                                 P.O. Box 45289
                                                                        Jacksonville, Florida 32232-5289

                                                                      Performs recordkeeping and reporting
                                                                                    services.
                                                DISTRIBUTOR

                                           FAM Distributors, Inc.
                                               P.O. Box 9081
                                           Princeton, New Jersey
                                                 08543-9081

                                       Arranges for the sale of Fund
                                                  shares.


              COUNSEL                            THE FUNDS                          CUSTODIAN

        Sidley Austin Brown           The Board of Trustees/Directors     Brown Brothers Harriman & Co.
             & Wood LLP                     oversees the Funds.                  40 Water Street
          875 Third Avenue                                                 Boston, Massachusetts 02109
      New York, New York 10022
                                                                           Holds the Funds' assets for
Provides legal advice to the Funds.                                               safekeeping.




        INDEPENDENT AUDITORS                    ACCOUNTING                     INVESTMENT ADVISER
                                             SERVICES PROVIDER
       Deloitte & Touche LLP                                               Fund Asset Management, L.P.
     Two World Financial Center              State Street Bank               ADMINISTRATIVE OFFICES
   New York, New York 10281-1008             and Trust Company               800 Scudders Mill Road
                                           500 College Road East          Plainsboro, New Jersey 08536
        Audits the financial            Princeton, New Jersey 08540              MAILING ADDRESS
         statements of the                                                        P.O. Box 9011
         Funds on behalf of             Provides certain accounting     Princeton, New Jersey 08543-9011
         the shareholders.                services to the Funds.                TELEPHONE NUMBER
                                                                                 1-800-MER-FUND

                                                                          Manages the Funds' day-to-day
                                                                                   activities.

                                                                         Merrill Lynch Asset Management
                                                                                  U.K. Limited
                                                                             33 King William Street
                                                                            London EC4R 9AS, England

                                                                            Sub-Advisor to the Funds.


           MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

For More Information [ICON]

Shareholder Reports

Additional information about each Fund's investments will be available in the Funds' annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

Each Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other intermediary, or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Advisor or other intermediary, or call the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Funds' Statement of Additional Information contains further information about the Funds and is incorporated by reference (legally considered to be part of this Prospectus). You may request a free copy by writing the Funds at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Advisor or other intermediary, or contact the Funds at the telephone number or address indicated above if you have any questions.

Information about the Funds (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet Site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from information contained in this Prospectus.

Investment Company Act File #811-09637

Code #19076-01-02

(C)Fund Asset Management L.P.

Prospectus

[LOGO] Merrill Lynch
Investment Managers

Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Large Cap Growth Fund
Merrill Lynch Large Cap Value Fund
Merrill Lynch Large Cap Core Fund

                                                                January 14, 2002

                      STATEMENT OF ADDITIONAL INFORMATION

                   Merrill Lynch Large Cap Series Funds Inc.

                      Merrill Lynch Large Cap Growth Fund
                       Merrill Lynch Large Cap Value Fund
                       Merrill Lynch Large Cap Core Fund

   P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (609) 282-2800

                               -----------------

   Merrill Lynch Large Cap Series Funds, Inc. (the "Corporation"), an open-end management investment company organized as a Maryland corporation, consists of three separate series: Merrill Lynch Large Cap Growth Fund (the "Growth Fund"), Merrill Lynch Large Cap Value Fund (the "Value Fund") and Merrill Lynch Large Cap Core Fund (the "Core Fund"). Each series of the corporation is herein referred to as a "Fund."

   The main objective of each Fund is long term capital growth. Each Fund seeks to achieve this objective by investing primarily in a diversified portfolio of equity securities of large cap companies that Fund management selects from among those included in the Russell 1000(R) Index.

   Each Fund is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio (each, a "Portfolio") of the Master Large Cap Series Trust (the "Trust") that has the same investment objective as the Fund. All investments will be made at the Trust level. Each Fund's investment results will correspond directly to the investment results of the Portfolio in which it invests. There can be no assurance that any Fund will achieve its objective.

   Pursuant to the Merrill Lynch Select Pricing(SM) System, each Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."

                               -----------------

   This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Funds, dated January 14, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-MER-FUND or your Merrill Lynch Financial Advisor, or by writing to the address listed above. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus.

                               -----------------

                  Fund Asset Management -- Investment Adviser
                     FAM Distributors, Inc. -- Distributor

                               -----------------

   The date of this Statement of Additional Information is January 14, 2002.

                               TABLE OF CONTENTS

                                                                            Page

Investment Objectives and Policies                                             2
----------------------------------
 Foreign Securities                                                            3
 ------------------
 Warrants                                                                      3
 --------
 Borrowing and Leverage                                                        4
 ----------------------
 Convertible Securities                                                        4
 ----------------------
 Debt Securities                                                               4
 ---------------
 Derivatives                                                                   4
 -----------
 Other Investment Policies and Practices                                       7
 ---------------------------------------
 Suitability                                                                  10
 -----------
 Investment Restrictions                                                      10
 -----------------------
 Portfolio Turnover                                                           12
 ------------------
Management of the Funds                                                       13
----------------------
 Directors and Officers                                                       13
 ----------------------
 Compensation of Directors/Trustees                                           14
 ----------------------------------
 Management and Advisory Arrangements                                         14
 ------------------------------------
 Code of Ethics                                                               17
 --------------
Purchase of Shares                                                            17
------------------
 Initial Sales Charge Alternatives-- Class A and Class D Shares               18
 --------------------------------------------------------------
 Reduced Initial Sales Charges                                                20
 -----------------------------
 Deferred Sales Charges-- Class B and Class C Shares                          22
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 Closed-End Fund Reinvestment Options                                         25
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 Distribution Plans                                                           26
 ------------------
 Limitations on the Payment of Deferred Sales Charges                         27
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Redemption of Shares                                                          29
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 Redemption                                                                   29
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 Repurchase                                                                   30
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 Reinstatement Privilege-- Class A and Class D Shares                         30
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Pricing of Shares                                                             31
-----------------
 Determination of Net Asset Value                                             31
 --------------------------------
 Computation of Offering Price Per Share                                      32
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Portfolio Transactions and Brokerage                                          33
------------------------------------
 Transactions in Portfolio Securities                                         33
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Shareholder Services                                                          36
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 Investment Account                                                           36
 ------------------
 Exchange Privilege                                                           36
 ------------------
 Fee-Based Programs                                                           38
 -------------------
 Retirement and Educational Savings Plans                                     39
 ----------------------------------------
 Automatic Investment Plans                                                   39
 --------------------------
 Automatic Dividend Reinvestment Plan                                         39
 ------------------------------------
 Systematic Withdrawal Plans                                                  39
 ---------------------------
Dividends and Taxes                                                           40
-------------------
 Dividends                                                                    40
 ---------
 Taxes                                                                        41
 -----
 Tax Treatment of Options and Futures Transactions                            42
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 Special Rules for Certain Foreign Currency Transactions                      42
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Performance Data                                                              43
----------------
General Information                                                           45
-------------------
 Description of Shares                                                        45
 ----------------------
 Independent Auditors                                                         46
 ---------------------
 Accounting Services Provider                                                 46
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 Custodian                                                                    46
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 Transfer Agent                                                               46
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 Legal Counsel                                                                46
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 Reports to Shareholders                                                      46
 ------------------------
 Shareholder Inquiries                                                        46
 ----------------------
 Additional Information                                                       46
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Financial Statements                                                          48
--------------------

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objective of each Fund is long term capital growth. This is a fundamental policy and cannot be changed without shareholder approval. Each Fund seeks to achieve this objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States. Each Fund also may invest up to 10% of its assets in equity securities of companies located in countries other than the United States. Please see "How the Funds Invest" in the Prospectus for a discussion of the investment objective and policies of each Fund.

Each Fund is a "feeder" fund that invests all of its assets in a corresponding "master" portfolio of the Trust that has the same investment objective as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. Each Fund's investment results will correspond directly to the investment results of the Portfolio in which it invests. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the underlying Portfolio in which that Fund invests. Reference is made to the discussion under "How the Funds Invest" and "Investment Risks" in the Prospectus for information with respect to each Fund and its Trust portfolio's investment objective and policies. There can be no guarantee that any Fund's investment objectives will be achieved.

As described in the Prospectus, each Fund generally invests at least 80% of its net assets in equity securities of companies that are, at the time of purchase, included in the Russell 1000(R) Index. Each Fund may continue to hold a security after it has been removed from the Russell 1000(R) Index. For each Fund, Fund Asset Management, L.P. (the "Investment Adviser" or "FAM") uses a different proprietary multi-factor quantitative model to look for companies within the Russell 1000(R) Index that, in the Investment Adviser's opinion, are consistent with the investment objective of each Fund, as follows:

     o The Growth Fund. The Growth Fund seeks to invest in equity securities that the Investment Adviser believes have above-average earnings prospects; i.e., are likely to experience consistent earnings growth over time. In seeking to outperform its benchmark, the Russell 1000(R) Growth Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000(R) Growth Index, as those sectors are defined in the Standard & Poor's 500 Index ("S&P 500"). The Fund also anticipates that its individual holdings generally will be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000(R) Growth Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000(R) Growth Index by more than 2%.

     o The Value Fund. The Value Fund seeks to invest in equity securities that the Investment Adviser believes are selling at below-normal valuations; i.e., securities with lower price-to-book ratios and lower price-to-earnings ratios. In seeking to outperform its benchmark, the Russell 1000(R) Value Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000(R) Value Index, as those sectors are defined in the S&P 500. The Fund also anticipates that its individual holdings generally will be allocated so that no individual security is overweighted in the portfolio as compared to its weighting in the Russell 1000(R) Value Index by more than 1%, and no security is underweighted as compared to its weighting in the Russell 1000(R) Value Index by more than 2%.

     o The Core Fund. The Core Fund seeks to invest in securities that the Investment Adviser believes are undervalued or show good prospects for earnings growth. The Core Fund seeks securities such that the sum of the relative (to the S&P 500) price-to-earnings ratio and price-to-book ratio for a particular security are between 1.75 and
          2.25. In seeking to outperform its benchmark, the Russell 1000(R) Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000(R) Index, as those sectors are defined in the S&P 500. The Fund also anticipates that its individual holdings generally will be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000(R) Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000(R) Index by more than 1%.

   Each Fund anticipates that its sector allocations, as a percentage of its common stock investments, to larger capitalized industries generally will be no more than two times that sector's weighting in the applicable Russell 1000(R) Index, while its sector allocations to smaller capitalized industries generally will be no more than three times that sector's weighting in the Russell 1000(R) Index. "Larger" or "smaller" capitalized industries for this purpose will be determined by the relative size of the sector within the applicable Russell 1000(R) Index, with any sector representing approximately 10% or more of the index being considered as a "larger" industry. Notwithstanding these sector allocation guidelines, each Fund reserves the right to invest up to 10% of its total assets in any one sector of the applicable Russell 1000(R) Index; however, the Funds are not limited to investing only 10% of total assets in any one sector if the sector allocations listed above permit a larger allocation. While the Investment Adviser anticipates that each Fund generally will adhere to the targeted parameters described for each Fund, the implementation may vary in particular cases, and the Investment Adviser is not required to follow any or all of these parameters in selecting securities at all times. Additionally, the Investment Adviser is not required to sell securities if their value changes and they then fall outside of these parameters.

   Investment emphasis is on equities, primarily common stock. Each Fund also may invest in securities convertible into common stock, preferred stock and rights and warrants to subscribe for common stock. A Fund may invest in U.S. Government debt securities and, to a lesser extent, in non-convertible debt securities rated investment grade by a nationally recognized statistical ratings organization, although it typically will not invest in any debt securities to a significant extent.

   A Fund may hold assets in cash or cash equivalents and investment grade, short term securities, including money market securities, in such proportions as, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant or for temporary defensive purposes.

Foreign Securities

   Each Fund may invest in companies located in countries other than the United States. This may expose the Funds to risks associated with foreign investments. Foreign investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Funds may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the Portfolios and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investment in those countries. In addition, certain investments may be subject to non-U.S. withholding taxes.

   European Economic and Monetary Union. A number of European countries entered into the European Economic and Monetary Union ("EMU") in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU established a single European currency (the euro), which was introduced on January 1, 1999. Conversion of the existing national currencies of all initial EMU participants began on January 1, 2002 and should be completed no later than July 1, 2002. Like other investment companies and business organizations, including the companies in which the Funds invest, the Funds could be adversely affected if the transition to the euro, or EMU as a whole, does not continue to proceed as planned or if a participating country withdraws from EMU.

Warrants

   Each Fund may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make a Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

Borrowing and Leverage

   Each Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. Each Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and may purchase securities on margin to the extent permitted by applicable law, and may use borrowing to enable it to meet redemptions. The use of leverage by the Funds creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on a Fund's portfolio. Although the principal of such borrowings will be fixed, a Fund's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund that can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Fund will have to pay on the borrowings, that Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return.

   The Funds at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

Convertible Securities

   Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Debt Securities

   Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. This risk is minimized to the extent a Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Derivatives

   The Funds may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Russell 1000(R) Index, the S&P 500 or the prime lending rate). Derivatives allow each Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

   Hedging. Each Fund may use derivatives for hedging purposes. Hedging is a strategy in which a derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund investing in the derivative or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the applicable Fund, in which case any losses on the holdings being hedged may not be reduced. The Funds are not required to use hedging and each may choose not to do so.

   The Funds may use derivative instruments and trading strategies including the following:

Options on Securities and Securities Indices

   Purchasing Put Options. Each Fund may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When a Fund purchases a put option in consideration for an up front payment (the "option premium"), that Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits a Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

   Purchasing Call Options. Each Fund also may purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When a Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event a Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

   Each Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

   Writing Call Options. Each Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Fund writes a call option, in return for an option premium, the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. A Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which a Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Fund limits its ability to sell the underlying securities and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

   Each Fund also is authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

   Other than with respect to closing transactions, a Fund will only write call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

   Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

Futures

   Each Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

   The sale of a futures contract limits a Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

   The purchase of a futures contract may protect a Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

   The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

Indexed Securities

   Each Fund may invest in securities the potential return of which is based on an index. As an illustration, a Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. A Fund also may invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. Each Fund may invest in indexed securities for hedging purposes only. When used for hedging purposes, indexed securities involve correlation risk.

Risk Factors in Derivatives

   Derivatives are volatile and involve significant risks, including:

   Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Fund.

   Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

   Leverage risk -- the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

   Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

   Use of derivatives for hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments, the Fund using the derivative will experience a gain or loss that will not be completely offset by movements in the value of the hedged instruments.

   Each Fund intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

   Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Fund to potential losses, which exceed the amount originally invested by the Fund. When a Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

   Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

   Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Fund has unrealized gains in such instruments or has deposited collateral with its counterparty, the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. Each Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

Other Investment Policies and Practices

   Securities Lending. Each Fund may lend securities with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, each Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Fund typically receives the income on the loaned securities, but does not receive income on the collateral. Where a Fund receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where a Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. Each Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, a Fund could experience delays and costs in gaining access to the collateral. A Fund could also suffer a loss in the event of borrower default where the value of the collateral falls below the market value of the borrowed securities, or in the event of losses on investments made with cash collateral. The Trust has received an exemptive order from the Comission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates, and to retain an affiliate of the Trust as lending agent, See "Portfolio Transactions and Brokerage."

   Illiquid or Restricted Securities. Each Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of that investment in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Fund's operations require cash, such as when a Fund redeems shares or pays dividends, and could result in a Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

Each Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities are publicly traded. If any privately placed securities held by a Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of a Fund's investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.

   Repurchase Agreements. Each Fund may invest in securities pursuant to repurchase agreements. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates a Fund from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, that Fund's return may be affected by currency fluctuations. A Fund may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement with a Fund that is construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to a Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

   When Issued Securities, Delayed Delivery Securities and Forward Commitments. Each Fund may purchase or sell securities that it is entitled to receive on a when issued basis. Each Fund may also purchase or sell securities on a delayed delivery basis. Each Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by a Fund at an established price with payment and delivery taking place in the future. Each Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. Each Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When a Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

   There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than a Fund's purchase price. A Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from any appreciation in the value of the security during the commitment period.

   Standby Commitment Agreements. Each Fund may enter into standby commitment agreements. These agreements commit a Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to that Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement a Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. Each Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to that Fund. Each Fund will not enter into a standby commitment with a remaining term in excess of 45 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. Each Fund will maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

   There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, each Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

   The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of each Fund's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

   144A Securities. Each Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board. The Board has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor each Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

   Other Special Considerations. The Funds may, without limit, make short term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Funds believe it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of shares of each Fund.

Suitability

   The economic benefit of an investment in any Fund depends upon many factors beyond the control of the Fund, the Corporation, the Trust, the Investment Adviser and its affiliates. Each Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in any Fund will depend on, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in securities, including the risk of loss of principal.

Investment Restrictions

   The Corporation has adopted the following restrictions and policies relating to the investment of each Fund's assets and its activities. The fundamental restrictions set forth below may not be changed with respect to a Fund without the approval of the holders of a majority of that Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Unless otherwise provided, all references to the assets of a Fund below are in terms of current market value. Provided that none of the following restrictions shall prevent a Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure), each Fund may not:

      1. Make any investment inconsistent with each Fund's classification as a diversified company under the Investment Company Act.

      2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

      3. Make investments for the purpose of exercising control or management. Investments by a Fund in wholly owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

      4. Purchase or sell real estate, except that, to the extent permitted by applicable law, a Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

      5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Funds' Prospectus and Statement of Additional Information, as they may be amended from time to time.

      6. Issue senior securities to the extent such issuance would violate applicable law.

      7. Borrow money, except that (i) a Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Fund may purchase securities on margin to the extent permitted by applicable law. A Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by each Fund's investment policies as set forth in the Funds' Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies.

      8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act, in selling portfolio securities.

      9. Purchase or sell commodities or contracts on commodities, except to the extent that a Fund may do so in accordance with applicable law and the Funds' Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

   The Trust has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Trust and may not be changed with respect to a Portfolio without the approval of the holders of a majority of the interests, as defined in the Investment Company Act, of that Portfolio.

   In addition, the Corporation has adopted non-fundamental restrictions with respect to each Fund that may be changed by the Board of Directors without shareholder approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but not limited to restriction (a) below, shall prevent a Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure). The Trust has adopted investment restrictions substantially identical to the following which are non-fundamental policies of the Trust and may be changed by the Trustees of the Trust without shareholder approval. Under the non-fundamental investment restrictions, each Fund may not:

      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on
   Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time a Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

      (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Funds currently do not intend to engage in short sales, except short sales "against the box."

      (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Directors of the Corporation have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Directors are not subject to the limitations set forth in this investment restriction.

      (d) Notwithstanding fundamental investment restriction (7) above, borrow money or pledge its assets, except that the Fund (a) may borrow from a bank as a temporary measure for extraordinary or emergency purposes or to meet redemption in amounts not exceeding 33 1/3% (taken at market value) of its total assets and pledge its assets to secure such borrowing, (b) may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (c) may purchase securities on margin to the extent permitted by applicable law. However, at the present time, applicable law prohibits the Funds from purchasing securities on margin. The deposit or payment by a Fund of initial or variation margin in connection with financial futures contracts or options transactions is not considered to be the purchase of a security on margin. The purchase of securities while borrowing are outstanding will have the effect of leveraging a Fund. Such leveraging or borrowing increases a Fund's exposure to capital risk and borrowed funds are subject to interest costs which will reduce net income. A Fund will not purchase securities while borrowing exceeds 5% of its total assets.

      (e) Change its policy of investing, under normal circumstances, at least 80% of its net assets in securities of large cap companies, as defined in the Prospectus, unless the Fund provides shareholders with at least 60 days prior written notice of such change.

   The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Corporation and Trust have adopted an investment policy pursuant to which neither a Fund nor its Portfolio will purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of OTC options currently outstanding that are held by a Fund or its Portfolio, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by a Fund or its Portfolio and margin deposits on a Fund or its Portfolio's existing OTC options on futures contracts exceeds 15% of the net assets of such Fund or its Portfolio taken at market value, together with all other assets of such Fund or its Portfolio that are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by a Fund or its Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Fund or its Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then that Fund or its Portfolio will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price that is generally based on a multiple of the premium received for the option plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of each Fund or its Portfolio and may be amended by the Directors or the Trustees without the approval of the shareholders. However, the Directors or Trustees will not change or modify this policy prior to the change or modification by the Commission staff of its position.

   In addition, as a non-fundamental policy that may be changed by the Board of Directors and to the extent required by the Commission or its staff, each Fund will, for purposes of fundamental investment restrictions (1) and (2), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

   Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Investment Adviser, the Funds and the Trust are prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates, except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order the Funds and the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

   Each Fund's investments will be limited in order to allow such Fund to qualify as a "regulated investment company" ("RIC") for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). See "Dividends and Taxes -- Taxes." To qualify, among other requirements, each Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of a Fund's total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and a Fund will not own more than 10% of the outstanding voting securities of a single issuer. These tax-related limitations may be changed by the Directors of a Fund to the extent necessary to comply with changes to the Federal tax requirements. Each Fund is "diversified" under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Portfolio Turnover

   Generally, the Funds will not purchase securities for short term trading profits. However, each Fund may dispose of securities without regard to the time they have been held when such actions, for defensive or other reasons, appear advisable to the Investment Adviser in light of a change in circumstances in general market, economic or financial conditions. As a result of its investment policies, each Fund may engage in a substantial number of portfolio transactions. Accordingly, while each Fund anticipates that its annual portfolio turnover rate should not exceed 100% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of a Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover rate may result in negative tax consequences, such as an increase in capital gain dividends. See "Dividends and Taxes -- Taxes." High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne by the Funds. The portfolio turnover of Large Cap Growth, Large Cap Value and Large Cap Core increased to 230.34%, 168.54% and 162.28%, respectively, for the fiscal year ended October 31, 2001, from 94.75%, 81.99% and 79.18%, respectively, for the period ended October 31, 2000. The increases in portfolio turnover were largely due to increased purchases and sales of portfolio securities as a result of positive net cash flow into the Funds and in response to the extraordinary volatility of the markets during the year.

                            MANAGEMENT OF THE FUNDS

Directors and Officers

   The Directors of the Corporation consist of five individuals, four of whom are not "interested persons" of the Corporation as defined in the Investment Company Act. The same individuals serve as Trustees of the Trust and are sometimes referred to herein as the "non-interested Directors/Trustees." The Directors are responsible for the overall supervision of the operations of the Funds and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

   Information about the Directors and executive officers of the Corporation, including their ages and their principal occupations for at least the last five years, is set forth below. Unless otherwise noted, the address of each executive officer and Director is P.O. Box 9011, Princeton, New Jersey 08543-9011.

   TERRY K. GLENN (61) -- President and Director(1)(2) -- Chairman (Americas Region) of Merrill Lynch Investment Managers, L.P. ("MLIM") (which term as used herein includes its corporate predecessors) since 2001; Executive Vice President of the Investment Adviser and MLIM since 1983; President, Merrill Lynch Mutual Funds since 1999; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of FAM Distributors, Inc. ("FAMD") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988; Director of Financial Data Services, Inc. since 1985.

   JAMES H. BODURTHA (57) -- Director(2)(3) -- 36 Popponesset Road, Cotuit, Massachusetts 02635. Director and Executive Vice President, The China Business Group, Inc. since 1996; Chairman and Chief Executive Officer, China Enterprise Management Corporation from 1993 to 1996; Chairman, Berkshire Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.

   HERBERT I. LONDON (62) -- Director(2)(3) -- 2 Washington Square Village, New York, New York 10012. John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corporation from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.

   ANDRE F. PEROLD (49) -- Director(2)(3) -- Morgan Hall, Soldiers Field, Boston, Massachusetts 02163. Harvard Business School: George Gund Professor of Finance and Banking since 2000; Sylvan C. Coleman Professor of Financial Management from 1993 to 2000; Trustee, Commonfund since 1989; Director, Sanlam Limited and Sanlam Life since 2001; Director, Genbel Securities and Gensec Bank since 1999; Director, Stockback.com since 2000; Director, Sanlam Investment Management from 1999 to 2001; Director, Bulldogresearch.com from 2000 to 2001; Director, Quantec Limited from 1991 to 1999.

   ROBERTA C. RAMO (59) -- Director(2)(3) -- P.O. Box 2168, 500 Fourth Street, N.W., Albuquerque, New Mexico 87103. Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Partner, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group (provider of services to students, schools and lenders) since 2001; Director United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now First Security) from 1975 to 1976.

   ROBERT C. DOLL, JR. (47) -- Senior Vice President and Portfolio Manager(1)(2) -- President of the Investment Adviser and MLIM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Director of Princeton Services since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

   LINDA J. GARDNER (39) -- Vice President(1)(2) -- Vice President and Chief Administrative Officer, Equities, of the Investment Adviser since 1999; Manager of Equity Administration of OppenheimerFunds, Inc. from 1991 to 1999.

   PHILIP E. LAVERSON (33) -- Vice President(1)(2) -- Vice President of the Investment Adviser and MLIM since 2000; Vice President of Investment Strategy and Economics at Prudential Securities from 1995 to 2000; Analyst in Investment Strategy and Economics at Morgan Stanley Dean Witter from 1993 to 1995.

   DONALD C. BURKE (41) -- Vice President and Treasurer(1)(2) -- First Vice President of the Investment Adviser and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Investment Adviser and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

   ALICE A. PELLEGRINO (41) -- Secretary(1)(2) -- Vice President of MLIM since 1999; Attorney associated with MLIM since 1997; Associate with Kirkpatrick & Lockhart LLP from 1992 to 1997.

------------

(1) Interested person, as defined in the Investment Company Act, of the Trust and the Corporation.

(2) Such Director or officer is a trustee, director or officer of other investment companies for which the Investment Adviser or one of its affiliates acts as investment adviser or manager.

(3) Member of the Corporation's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors.

   As of January 4, 2002, the officers and Directors of the Corporation as a group (10 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of Merrill Lynch & Co., Inc. ("ML & Co.") and owned an aggregate of less than 1% of the outstanding shares of the Corporation.

Compensation of Directors/Trustees

   The Trust pays fees to each non-interested Director/Trustee for service to the Corporation and the Trust. Each non-interested Director/Trustee receives an aggregate annual retainer of $100,000 for his or her services to multiple investment companies advised by the Investment Adviser or its affiliate MLIM ("MLIM/FAM-advised funds"). The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Director/Trustee receives a fee per in-person board meeting attended and per in-person Audit and Nominating Committee meeting attended. The annual per meeting fees paid to each non-interested Director/Trustee aggregate $60,000 for all MLIM/FAM-advised funds for which that Director/Trustee serves and are allocated equally among those funds. The Trust and the Corporation also reimburse the non-interested Directors/Trustees for actual out-of-pocket expenses relating to attendance at meetings. The Audit and Nominating Committee consists of all of the non-interested Directors/Trustees of the Corporation and the Trust.

   The following table shows the compensation earned by the non-interested Directors/Trustees for the fiscal year ended October 31, 2001, and the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2001.

                                                                                                           Aggregate
                                                                   Pension of                          Compensation from
                                                                Retirement Benefits     Estimated      Corporation/Trust
                                               Compensation      Accrued as Part of       Annual           and Other
                           Position with           from            Corporation/       Benefits upon        MLIM/FAM-
Name                      Corporation/Trust  Corporation/Trust    Trust Expense         Retirement      Advised Funds(1)
----                      -----------------  -----------------    -------------         ----------      ----------------
James H. Bodurtha         Director/Trustee        $11,032              None                None            $160,000
Herbert I. London         Director/Trustee        $11,032              None                None            $160,000
Andre F. Perold           Director/Trustee        $11,032              None                None            $160,000
Joseph L. May(2)          Director/Trustee        $11,032              None                None            $160,000
Roberta C. Ramo           Director/Trustee        $12,259              None                None            $160,000

---------

(1) The Directors/Trustees serve on boards of MLIM/FAM-advised funds as follows: Mr. Bodurtha (34 registered investment companies consisting of 41 portfolios); Mr. London (34 registered investment companies consisting of 41 portfolios); Mr. May (34 registered investment companies consisting of 41 portfolios); Mr. Perold (34 registered investment companies consisting of 41 portfolios); and Ms. Ramo (34 registered investment companies consisting of 41 portfolios).

(2)  Mr. May retired as a Director/Trustee as of December 31, 2001.

   The Directors of the Corporation and the Trustees of the Trust may be eligible for reduced sales charges on purchases of Class A shares of the Funds. See "Reduced Initial Sales Charges -- Purchase Privileges of Certain Persons."

Management and Advisory Arrangements

   Advisory Services and Advisory Fee. Each Fund invests all of its assets in shares of the corresponding Portfolio of the Trust. Accordingly, the Funds do not invest directly in portfolio securities and do not require investment advisory services. All portfolio management occurs at the Trust level. The Trust, on behalf of each Portfolio, has entered into an investment advisory agreement with FAM, as Investment Adviser (the "Advisory Agreement"). As discussed in "Management of the Funds" in the Prospectus, the Investment Adviser receives for its services to each

Portfolio monthly compensation at the annual rate of 0.50% of the average daily net assets of each Portfolio. With respect to each Fund, the Investment Adviser has entered into a contractual arrangement with either the Fund or the Portfolio as necessary to assure that expenses incurred by each class of shares of the Fund will not exceed 1.50% (exclusive of distribution and/or account maintenance fees). The arrangement has a one-year term and is renewable.

   The table below sets forth information about the total investment advisory fee paid by each Portfolio to the Investment Adviser and the amount of any fee waiver for the period indicated.

                                                                          For the Period December 22, 1999
                                            For the Year Ended               (commencement of operations)
                                             October 31, 2001                     to October 31, 2000
                                             ----------------                     -------------------
                                      Investment     Investment Advisory     Investment   Investment Advisory
                                     Advisory Fee        Fee Waiver         Advisory Fee       Fee Waiver
                                     ------------        ----------         ------------       ----------
Large Cap Growth Portfolio            $  873,576             $0               $ 58,385           $40,528
Large Cap Value Portfolio             $1,478,089             $0               $ 49,466           $26,072
Large Cap Core Portfolio              $1,861,524             $0               $108,093           $11,832

   The Investment Adviser has also entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. Limited ("MLAM UK") pursuant to which MLAM UK provides investment advisory services to the Investment Adviser with respect to the Trust. Under the Sub-Advisory Agreement, the Investment Adviser may pay MLAM UK a fee for providing such services, but the sub-advisory fee will not exceed the amount the Investment Adviser actually receives under the Advisory Agreement. The following entities may be considered "controlling persons" of MLAM UK: Merrill Lynch Europe PLC (MLAM UK's parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc. a subsidiary of ML & Co. For the fiscal period ended October 31, 2001, the Investment Adviser did not pay any fees to MLAM UK pursuant to this agreement.

   Payment of Trust Expenses. The Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. The Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Trustees and Directors who are affiliated persons of the Investment Adviser or any affiliate. The Trust pays, or causes to be paid, all other expenses incurred in the operation of each Portfolio and the Trust (except to the extent paid by FAM Distributors, Inc. (the "Distributor")), including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or a Portfolio. Certain accounting services are provided to the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for the cost of certain additional accounting services.

   Payment of Corporation Expenses. The Corporation pays, or causes an affiliate to pay, all other expenses incurred in the operation of the Corporation and each Fund (except to the extent paid by the Distributor, see "Distribution Expenses" below), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of non-interested Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Corporation or a Fund. The Distributor will pay certain of the expenses of each Fund incurred in connection with the offering of its shares. Certain accounting services are provided to the Corporation by State Street pursuant to an agreement between State Street and the Corporation. The Corporation pays a fee for these services. In addition, the Corporation reimburses the Investment Adviser for certain additional accounting services.

   Organization of the Investment Adviser. FAM is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities and their power to exercise a controlling influence over its management or policies.

   Duration and Termination. Unless earlier terminated as described below, the Advisory Agreement and the Sub-Advisory Agreement will each remain in effect for two years from its effective date. Thereafter, they will remain in effect from year to year if approved annually (a) by the Board of Trustees or by a majority of the outstanding shares of the applicable Portfolio and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated with respect to the applicable Portfolio without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of that Portfolio.

   Administrative Services and Administrative Fee. The Corporation, on behalf of itself and each Fund, has entered into an administration agreement with FAM (the "Administrator") as Administrator (the "Administration Agreement"). The Administrator receives for its services to the Corporation and each Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of each Fund.

   The Administration Agreement obligates the Administrator to provide certain administrative services to the Corporation and each Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Corporation and each Fund. The Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers, Directors and Trustees who are affiliated persons of the Administrator or any of its affiliates. The Corporation pays, or causes to be paid, all other expenses incurred in the operation of the Corporation and each Fund (except to the extent paid by the Distributor), including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Financial Data Services, Inc. (the "Transfer Agent"), expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Corporation or the Funds. The Distributor will pay certain of the expenses of the Corporation incurred in connection with the continuous offering of its shares. Certain expenses will be financed by the Corporation pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares--Distribution Plans."

   Duration and Termination. Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the Board of Directors and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Corporation.

   Transfer Agency Services. The Transfer Agent, a subsidiary of ML & Co., acts as the Corporation's Transfer Agent with respect to each Fund pursuant to separate Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreements (the "Transfer Agency Agreements"). Pursuant to the Transfer Agency Agreements, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Each Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. Each Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill LynchMutual Fund Advisor (Merrill Lynch MFA(SM)) Program (the "MFA Program"). For purposes of the Transfer Agency Agreements, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

   The table below sets forth information about the total amounts paid by each Fund to the Transfer Agent for the periods indicated.

                                                      Transfer Agency Fees*
                                                      ---------------------

                                                              For the Period December 22, 1999
                                      For the Year Ended        (commencement of operations)
                                       October 31, 2001             to October 31, 2000
                                       ----------------             -------------------
Large Cap Growth Fund                     $179,047                        $1,241
Large Cap Value Fund                      $243,783                        $1,879
Large Cap Core Fund                       $349,771                        $1,260

* During the periods shown, each Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates were in effect for the periods shown the fees paid by the Funds to the Transfer Agent may have been higher.

   Accounting Services. The Trust and the Funds entered into an agreement with State Street effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Trust and the Funds. The Trust and the Funds pay a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Trust and the Funds at its cost and they reimbursed the Investment Adviser for these services. The Investment Adviser continues to provide certain accounting services to the Trust and the Funds and they reimburse the Investment Adviser for such services.

   The table below shows the amounts paid by the Funds and the Trust to State Street and to the Investment Adviser for the periods indicated:

                                                                The Trust
                                                                ---------

                                                                         Paid to the
Period                                     Paid to State Street*      Investment Adviser
------                                     ---------------------      ------------------
Fiscal year ended October 31, 2001               $449,197**                $178,985
December 22, 1999+ to October 31, 2000                N/A                  $ 81,829


                                                        Large Cap Growth Fund
                                                        ---------------------

                                                                         Paid to the
Period                                     Paid to State Street*      Investment Adviser
------                                     ---------------------      ------------------
Fiscal year ended October 31, 2001               $0**                      $ 566
December 22, 1999+ to October 31, 2000           N/A                       $ 2,120


                                                         Large Cap Value Fund
                                                         --------------------

                                                                         Paid to the
Period                                     Paid to State Street*      Investment Adviser
------                                     ---------------------      ------------------

Fiscal year ended October 31, 2001                $0**                     $ 424
December 22, 1999+ to October 31, 2000           N/A                       $ 2,120


                                                       Large Cap Core Fund
                                                       -------------------

                                                                         Paid to the
Period                                     Paid to State Street*      Investment Adviser
------                                     ---------------------      ------------------

Fiscal year ended October 31, 2001               $0**                      $ 566
December 22, 1999+ to October 31, 2000          N/A                        $ 2,120

---------

   *  For providing services to the Trust and the Funds.
  ** Represents payments pursuant to the agreement with State Street effective January 1, 2001.
   +  Commencement of operations.

   Distribution Expenses. The Corporation has entered into a distribution agreement with the Distributor in connection with the continuous offering of each class of shares of each Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of each Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Advisory Agreement described above.

Code of Ethics

   The Board of Trustees of the Trust and the Board of Directors of the Corporation each have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Funds and the Funds' Investment Adviser, MLAM UK and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts including securities that may be purchased or held by the Funds.

                               PURCHASE OF SHARES

   Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus for certain information as to the purchase of Fund shares.

   Each Fund issues four classes of shares under the Merrill Lynch Select Pricing(SM) System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C and Class D share of a Fund represents an identical interest in the investment portfolio of each Fund, and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs"), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, are imposed directly against those classes and not against all assets of the Funds, and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by each Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan). Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

   Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of each Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

   The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by MLIM or FAM. Funds advised by MLIM or FAM that utilize the Merrill Lynch Select Pricing(SM) System are referred to herein as "Select Pricing Funds."

   Each Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of a Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time), which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers have the responsibility of submitting purchase orders to the Funds not later than 30 minutes after the close of business on the NYSE.

   A Fund or the Distributor may suspend the continuous offering of that Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by a Fund or the Distributor. Neither the Distributor, the securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain securities dealers or other financial intermediaries may charge a processing fee to confirm a sale of shares. For example, the fee currently charged by Merrill Lynch is $5.35. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class A and Class D Shares

   Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charge and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

Eligible Class A Investors

   Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends paid on outstanding Class A shares. Investors who currently own Class A shares in a shareholder account, including participants in the Merrill Lynch Blueprint(SM) Program, are entitled to purchase additional Class A shares of a Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by MLIM or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees, to members of the Boards of Merrill Lynch and MLIM-advised investment companies, including the Corporation, and to employees of certain selected dealers. Certain persons who acquired shares of certain MLIM-advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of a Fund also may purchase Class A shares of a Fund if certain conditions are met. In addition, Class A shares of each Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. and, if certain conditions are met, to shareholders of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares -- Closed-End Fund Reinvestment Options."

Class A and Class D Sales Charge Information


                                                                             Class A Shares
                               -----------------------------------------------------------------------------------------------------
                                                                                                                    CDSCs Received
                                                                   Sales Charges                                   on Redemption of
                                  Gross Sales Charges               Retained by            Sales Charges Paid         Load-Waived
                                   Collected for the            Distributor for the       to Merrill Lynch for         Shares for
                                      Period Ended                  Period Ended            the Period Ended        the Period Ended
                                      October 31,                   October 31,                October 31,             October 31,
                                      -----------                   -----------                -----------             -----------

                               2001              2000+        2001            2000+      2001           2000+     2001         2000+
                               ----              -----        ----            -----      ----           -----     ----         -----

 Large Cap Growth Fund         $ 66              $    0       $ 1             $  0       $ 65           $    0    $    0        $0
 Large Cap Value Fund          $710              $    0       $32             $  0       $677           $    0    $    0        $0
 Large Cap Core Fund           $442              $8,938       $21             $755       $421           $8,183    $4,180        $0

                                                                             Class A Shares
                               -----------------------------------------------------------------------------------------------------
                                                                                                                    CDSCs Received
                                                                   Sales Charges                                   on Redemption of
                                  Gross Sales Charges               Retained by            Sales Charges Paid         Load-Waived
                                   Collected for the            Distributor for the       to Merrill Lynch for         Shares for
                                      Period Ended                  Period Ended            the Period Ended        the Period Ended
                                      October 31,                   October 31,                October 31,             October 31,
                                      -----------                   -----------                -----------             -----------

                               2001              2000+        2001            2000+      2001           2000+     2001         2000+
                               ----              -----        ----            -----      ----           -----     ----         -----

 Large Cap Growth Fund        $176,804         $217,485      $ 6,507         $1,540    $170,297      $215,945    $  0          $0
 Large Cap Value Fund         $411,138         $139,940      $19,158         $  812    $391,980      $139,128    $960          $0
 Large Cap Core Fund          $396,588         $310,089      $14,032         $2,171    $382,555      $307,918    $610          $0

--------

+    December 22, 1999 (commencement of operations) to October 31, 2000.

   The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers selling Class A and Class D shares of each Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

   The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of a Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his or her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of a Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Reduced Initial Sales Charges

   Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

   Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.

   Rights of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of each Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of each Fund and of any other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing, or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

   Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A or Class D shares of each Fund or any other Merrill Lynch mutual funds made within a 13-month period starting with the first purchase pursuant to the Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which affiliates of the Investment Adviser provide plan participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of each Fund and other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the execution of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class B shares equal to 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the

Letter of Intent must be at least 5.0% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to that further reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase.

   The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into each Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from each Fund.

   Merrill Lynch Blueprint(SM) Program. Class D shares of each Fund are offered to participants in the Merrill Lynch Blueprint(SM) Program ("Blueprint"). In addition, participants in Blueprint who own Class A shares of a Fund may purchase additional Class A shares of that Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions, trade associations and benefit plans. Investors placing orders to purchase Class A or Class D shares of the Fund through Blueprint will acquire the Class A or Class D shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule (i.e., up to $300 at 4.25%, $300.01 up to $5,000 at 3.25% plus $3, and $5,000.01 or more at the standard sales charge rates disclosed in the Prospectus). In addition, Class A or Class D shares of each Fund are offered at net asset value plus a sales charge of .50% of 1% for corporate or group IRA programs placing orders to purchase their Class A or Class D shares through Blueprint. Services, including the exchange privilege, available to Class A and Class D investors through Blueprint, however, may differ from those available to other Class A or Class D share investors.

   Class A and Class D shares are offered at net asset value to participants in Blueprint through the Merrill Lynch Directed IRA Rollover Program ("IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

   Orders for purchases and redemptions of Class A or Class D shares of a Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

   TMA(SM) Managed Trusts. Class A shares are offered at net asset value to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

   Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. The initial minimum investment for such accounts is $500, except that the initial minimum investment for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

   Purchase Privileges of Certain Persons. Directors of the Corporation and Trustees of the Trust, members of the Boards of other MLIM/FAM-advised investment companies, ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes the Investment Adviser, MLIM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of each Fund at net asset value.

   Class D shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of a Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and second, the investor must establish that such redemption had been made within 60 days prior to the investment in that Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

   Class D shares of a Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class D shares of a Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and second, such purchase of Class D shares must be made within 90 days after such notice.

   Class D shares of a Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class D shares of a Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

   Acquisition of Certain Investment Companies. Class D shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

   Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Investment Adviser from time to time.

Deferred Sales Charges -- Class B and Class C Shares

   Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds.

   Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

   The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.

Contingent Deferred Sales Charges -- Class B Shares

   Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

   The following table sets forth the Class B CDSC:



                                                     CDSC as a Percentage
                                                       of Dollar Amount
            Year Since Purchase Payment Made          Subject to Charge+
            --------------------------------         --------------------
                       0 - 1                                 4.0%
                       1 - 2                                 4.0%
                       2 - 3                                 3.0%
                       3 - 4                                 3.0%
                       4 - 5                                 2.0%
                       5 - 6                                 1.0%
                  6 and thereafter                           None

---------------

  + For Class B shares of a Fund purchased before June 1, 2001, the four-year CDSC schedule then in effect will apply.

   To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

   The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemption of shares by certain eligible 401(a) and 401(k) plans. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM) Account available through employers providing eligible 401(k) plans. The Class B CDSC also may be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Portfolio Group and held in such account at the time of redemption. The Class B CDSC also may be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Fee-Based Programs" and " -- Systematic Withdrawal Plans."

   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

   Merrill Lynch Blueprint(SM) Program. Class B shares are offered to certain participants in Blueprint. Blueprint is directed to small investors, group
IRAs and participants in certain affinity groups such as trade associations and credit unions. Class B shares of each Fund are offered through Blueprint only to members of certain affinity groups. The CDSC is waived in connection with purchase orders placed through Blueprint. Services, including the exchange privilege, available to Class B investors through Blueprint, however, may differ from those available to other investors in Class B shares. Orders for purchases and redemptions of Class B shares of a Fund will be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There is no minimum initial or subsequent purchase requirement for investors who are part of the Blueprint automatic investment plan. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

   Conversion of Class B Shares to Class D Shares. After approximately eight years (the "Conversion Period"), Class B shares of each Fund will be converted automatically into Class D shares of that Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets of a Fund but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for federal income tax purposes.

   In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class D shares of a Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of that Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

   In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

   Class B shareholders of a Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

   Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

Contingent Deferred Sales Charges -- Class C Shares

   Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plans. See "Shareholder Services -- Systematic Withdrawal Plan."

Class B and Class C Sales Charge Information


                                                              Class B Shares*
                                                              ---------------

                                           CDSCs Received by                         CDSCs Paid to
                                   Distributor for the Period Ended       Merrill Lynch for the Period Ended
                                   --------------------------------       ----------------------------------


                                 October 31, 2001     October 31, 2000+   October 31, 2001  October 31, 2000+
                                 ----------------     -----------------   ----------------  -----------------

Large Cap Growth Fund                $198,340                 $ 795           $198,340             $ 795
Large Cap Value Fund                 $215,302                 $ 506           $215,302             $ 506
Large Cap Core Fund                  $390,113                $1,642           $390,113            $1,642



                                                               Class C Shares
                                                               --------------

                                          CDSCs Received by                         CDSCs Paid to
                                   Distributor for the Period Ended       Merrill Lynch for the Period Ended
                                   --------------------------------       ----------------------------------

                                 October 31, 2001    October 31, 2000+   October 31, 2001   October 31, 2000+
                                 ----------------    -----------------   ----------------   -----------------

Large Cap Growth Fund                $43,019                 $ 21             $43,019              $ 21
Large Cap Value Fund                 $46,168                 $ 29             $46,168              $ 29
Large Cap Core Fund                  $60,917                $ 621             $60,917             $ 621


---------

   * Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

   +  December 22, 1999 (commencement of operations) to October 31, 2000.

   Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to each Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of each Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Closed-End Fund Reinvestment Options

   Class A shares of a Fund ("Eligible Class A Shares") are offered at net asset value to holders of the common stock of certain closed-end funds advised by the Investment Adviser or MLIM who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select Pricing(SM) System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class A shares (if eligible to buy Class A shares) or Class D shares of a Fund ("Eligible Class D Shares"), at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class D Shares. Second, the closed-end fund shares must either have been acquired in that fund's initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

   Subject to the conditions set forth below, shares of each Fund are offered at net asset value to holders of the common stock of certain MLIM/FAM advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of a Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of a Fund. In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders wishing to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor have held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Distribution Plans

   Reference is made to "Key Facts -- Fees and Expenses" in the Prospectus for certain information with respect to separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Funds to the Distributor with respect to such classes.

   The Distribution Plan for each of the Class B, Class C and Class D shares provides that each Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of each Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote on any material changes to expenses charged under the Class D Distribution Plan).

   The Distribution Plans for Class B and Class C shares provide that each Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of each Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of each Fund, including payments to financial advisors or other financial intermediaries for selling Class B and Class C shares of each Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries, without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisors, selected securities dealers or other financial intermediaries in connection with the sale of the Class B and Class C shares.

   The Funds' Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of each Distribution Plan to the applicable Fund and the related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors concluded that there is reasonable likelihood that such Distribution Plan will benefit each Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the affected Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by a Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that each Fund preserve copies of its Distribution Plans and any report made pursuant to such plan for a period of not less than six years from the date of such Distribution Plans or such report, the first two years in an easily accessible place.

   Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from each Distribution Plan may be more or less than distribution-related expenses of the related class. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and, in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees, distribution fees, and CDSCs. Distribution-related expenses consist of financial advisor compensation, processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense.

   Set forth below is information regarding distribution revenues and expenses relating to the Class B and Class C shares of each Fund.

                                                Class B Shares
                             ------------------------------------------------

                                Direct Cash
                               Expenses Exceed
                             Direct Cash Revenues            Percentage of
                             from December 22, 1999+           Class B
                                      to                     Net Assets at
                                October 31, 2001            October 31, 2001
                             ----------------------         ----------------

Large Cap Growth Fund              $294,749                      .47%
Large Cap Value Fund               $331,999                      .20%
Large Cap Core Fund                $531,584                      .33%

                                                Class C Shares
                             ------------------------------------------------

                                Direct Cash
                               Expenses Exceed
                             Direct Cash Revenues           Percentage of
                             from December 22, 1999+           Class C
                                      to                     Net Assets at
                                October 31, 2001            October 31, 2001
                            ----------------------          ----------------

Large Cap Growth Fund              $261,422                      .67%
Large Cap Value Fund               $435,196                      .56%
Large Cap Core Fund                $851,715                      .98%


                                                        For the Fiscal Year Ended October 31, 2001
                          -------------------------------------------------------------------------------------------------------
                                    Class B                              Class C                               Class D
                          ----------------------------         -----------------------------        -----------------------------

                                           Average                               Average                             Average
                                          Daily Net                             Daily Net                           Daily Net
                          Paid to the      Assets              Paid to the       Assets             Paid to the      Assets
                          Distributor     Subject to           Distributor      Subject to          Distributor     Subject to
                          Pursuant to      Class B             Pursuant to       Class C            Pursuant to      Class D
                            Class B       Distribution           Class C        Distribution          Class D       Distribution
                          Distribution       Plan              Distribution        Plan             Distribution       Plan
                             Plan         (in millions)           Plan          (in millions)          Plan         (in millions)
                          ------------    -------------        ------------     -------------       ------------    -------------

Large Cap Growth Fund     $ 766,148         $ 76.6               $411,718          $41.2              $ 40,644         $16.3
Large Cap Value Fund      $1,411,214        $141.1               $659,330          $65.9              $ 83,005         $33.2
Large Cap Core Fund       $1,598,148        $159.8               $796,335          $79.6              $118,858         $47.5

----------

   +  Commencement of operations.

Limitations on the Payment of Deferred Sales Charges

   The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to each Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by each Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the applicable Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstance payment in excess of the amount payable under the NASD formula will not be made.

   The following table sets forth comparative information as of October 31, 2001 with respect to the Class B and Class C shares of each Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.


                                                          Class B Shares for the Period from
                                                        December 22, 1999+ to October 31, 2001
                                                        Data Calculated as of October 31, 2001
                                      -------------------------------------------------------------------------------------------

                                                                   (in thousands)
                                                                                                                        Annual
                                                                                                                     Distribution
                                                 Allowable    Allowable                  Amounts                        Fee at
                                      Eligible   Aggregate    Interest      Maximum    Previously       Aggregate    Current Net
                                       Gross       Sales      on Unpaid      Amount     Paid to          Unpaid         Asset
                                      Sales(1)   Charges(2)   Balance(3)    Payable   Distributor(4)     Balance       Level(5)
                                      --------   ----------   ----------    -------   --------------    ---------    ------------

Large Cap Growth Fund
Under NASD Rule as Adopted             $86,523   $ 5,748         $443       $ 6,191      $ 803           $ 5,388        $ 529
Under Distributor's Voluntary Waiver   $86,523   $ 5,748         $ 92       $ 5,840      $ 803           $ 5,038        $ 529
Large Cap Value Fund
Under NASD Rule as Adopted            $131,187   $ 8,441         $505       $ 8,946      $1,291          $ 7,655       $1,257
Under Distributor's Voluntary Waiver  $131,187   $ 8,441         $414       $ 8,855      $1,291          $ 7,564       $1,257
Large Cap Core Fund
Under NASD Rule as Adopted            $170,071   $10,850         $781       $11,631      $1,626          $10,005       $1,194
Under Distributor's Voluntary Waiver  $170,071   $10,850         $630       $11,480      $1,626          $ 9,854       $1,194



                                                          Class C Shares for the Period from
                                                        December 22, 1999+ to October 31, 2001
                                                        Data Calculated as of October 31, 2001
                                      -------------------------------------------------------------------------------------------

                                                                   (in thousands)
                                                                                                                        Annual
                                                                                                                     Distribution
                                                 Allowable    Allowable                  Amounts                        Fee at
                                      Eligible   Aggregate    Interest      Maximum    Previously       Aggregate    Current Net
                                       Gross       Sales      on Unpaid      Amount     Paid to          Unpaid         Asset
                                      Sales(1)   Charges(2)   Balance(3)    Payable   Distributor(4)     Balance       Level(5)
                                      --------   ----------   ----------    -------   --------------    ---------    ------------

Large Cap Growth Fund
Under NASD Rule as Adopted            $ 58,439   $3,685         $259        $3,944       $360            $3,584        $293
Large Cap Value Fund
Under NASD Rule as Adopted            $ 72,957   $4,581         $267        $4,848       $547            $4,301        $584
Large Cap Core Fund
Under NASD Rule as Adopted            $110,659   $6,928         $475        $7,403       $676            $6,727        $650


----------

+     Commencement of operations.

(1) Purchase price of all eligible Class B or Class C shares sold during the period indicated other than shares acquired through dividend reinvestment and the exchange privilege.

(2) Includes amounts attributable to exchanges from Summit which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.

                                        (footnotes continued on following page)

(footnotes continued from previous page)

(4) Consists of CDSC payments, distribution fee payments and accruals. See "Key Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSC's that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the MFA Program.
      The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.

(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

                             REDEMPTION OF SHARES

   Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

   Each Fund is required to redeem for cash all shares of that Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

   The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Funds is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Funds.

   The value of shares of a Fund at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by that Fund at such time.

Redemption

   A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Funds' Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Corporation, the Trust or the Funds. A redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

   A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

   Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Funds or the Transfer Agent may temporarily suspend telephone transactions at any time.

   For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Funds may be requested to redeem shares for which they have not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). A Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will not usually exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the respective Fund.

Repurchase

   Each Fund also will repurchase its shares through a shareholder's listed selected securities dealer or other financial intermediary. Each Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Funds not later than 30 minutes after the close of business on the NYSE in order to obtain that day's closing price.

   The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by a Fund (other than any applicable
CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to a Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent, on accounts held at the Transfer Agent, are not subject to the processing fee. Each Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by a Fund, however, may redeem Fund shares as set forth above.

Reinstatement Privilege -- Class A and Class D Shares

   Shareholders of a Fund who have redeemed their Class A and Class D shares of that Fund have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of that Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                              PRICING OF SHARES

Determination of Net Asset Value

   Reference is made to "Your Account -- How Shares are Priced" in the
Prospectus.

   The net asset value of the shares of each class of each Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Each Fund also will determine its net asset value on any day in which there is sufficient trading in the underlying Portfolio's portfolio securities that the net asset value might be affected materially, but only if on any such day a Fund is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

   The principal asset of each Fund will normally be its interest in its underlying Portfolio. The value of that interest is based on the net assets of that Portfolio, which are comprised of the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Portfolio). Expenses of each Portfolio, including the investment advisory fees, are accrued daily. Net asset value is a Fund's proportionate interest in the net assets of its underlying Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) of a Fund divided by the total number of shares of the Fund outstanding at such time, rounded to the nearest cent. Expenses of each Fund, including the fees payable to the Distributor, are accrued daily.

   The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares. Moreover, the per share net asset value of the Class B and Class C shares of a Fund generally will be lower than the per share net asset value of Class D shares of that Fund, reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of that Fund. It is expected, however, that the per share net asset value of the four classes of a Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

   Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees of the Trust as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When a Portfolio writes an option, the amount of the premium received is recorded on the books of that Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by a Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are stated at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees.

   Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of each Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of each Fund's net asset value. If events materially affecting the value of such securities occur during such periods, then these securities may be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by Fund management using procedures approved by the Board of Trustees.

   Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor's (including each Fund's) interest in the Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio.

Computation of Offering Price Per Share

   An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of each Fund based on the value of each Fund's net assets and number of shares outstanding on October 31, 2001 is set forth below:


                                                                Class A
                         -----------------------------------------------------------------------------------------

                                                            Net Asset Value        Sales Charge
                                                            Per Share (net       (5.25% of offering
                                         Number of         assets divided by        price; 5.54%
                           Net            Shares            number of shares      of net asset value      Offering
                          Assets        Outstanding           outstanding)             per share)*         Price
                          ------        -----------        -----------------      ------------------      --------


Large Cap Growth Fund     $23,111,727    3,079,688              $ 7.50                   $.42              $ 7.92
Large Cap Value Fund      $42,640,520    3,997,997              $10.67                   $.59              $11.26
Large Cap Core Fund       $76,673,814    8,421,813              $ 9.10                   $.50              $ 9.60



                                                               Class B
                         -----------------------------------------------------------------------------------------


                                                            Net Asset Value
                                                            Per Share (net
                                         Number of         assets divided by
                           Net            Shares            number of shares                              Offering
                          Assets        Outstanding           outstanding)           Sales Charge          Price
                          ------        -----------        -----------------      ------------------      --------


Large Cap Growth Fund     $ 70,428,602   9,558,548              $ 7.37                  **                 $ 7.37
Large Cap Value Fund      $167,612,890   15,992,046             $10.48                  **                 $10.48
Large Cap Core Fund       $159,287,324   17,828,726             $ 8.93                  **                 $ 8.93



                                                               Class C
                         -----------------------------------------------------------------------------------------


                                                            Net Asset Value
                                                            Per Share (net
                                         Number of         assets divided by
                           Net            Shares            number of shares                              Offering
                          Assets        Outstanding           outstanding)           Sales Charge          Price
                          ------        -----------        -----------------      ------------------      --------


Large Cap Growth Fund     $39,166,994    5,321,052              $ 7.36                  **                $ 7.36
Large Cap Value Fund      $77,900,796    7,433,534              $10.48                  **                $10.48
Large Cap Core Fund       $86,693,442    9,703,279              $ 8.93                  **                $ 8.93



                                                                Class D
                         -----------------------------------------------------------------------------------------

                                                            Net Asset Value        Sales Charge
                                                            Per Share (net       (5.25% of offering
                                         Number of         assets divided by        price; 5.54%
                           Net            Shares            number of shares      of net asset value      Offering
                          Assets        Outstanding           outstanding)             per share)*         Price
                          ------        -----------        -----------------      ------------------      --------

Large Cap Growth Fund     $15,032,061    2,013,312              $ 7.47                  $.41              $ 7.88
Large Cap Value Fund      $37,190,507    3,503,081              $10.62                  $.59              $11.21
Large Cap Core Fund       $84,891,245    9,365,300              $ 9.06                  $.50              $ 9.56


----------

   * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

  ** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares
      - Deferred Sales Charges - Class B and Class C Shares" herein.


                     PORTFOLIO TRANSACTIONS AND BROKERAGE

Transactions in Portfolio Securities

   Because each Fund will invest exclusively in shares of its corresponding Portfolio of the Trust, it is expected that all transactions in portfolio securities will be entered into by the Trust. Subject to policies established by the Board of Trustees of the Trust, the Investment Adviser is primarily responsible for the execution of the Trust's portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for each Portfolio of the Trust, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonable trade execution costs, the Trust does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Trust. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

   Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as FAM, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust and the Funds.

   To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Trust commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by each Portfolio to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

   In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

   From time to time, a Portfolio may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of
Section 28(e).

   In addition, consistent with the Conduct Rules of the NASD and policies extablished by the Board of Trustees of the Trust and subject to best execution, the Investment Adviser may consider sales of shares of feeder funds as a factor in the selection of brokers or dealers to execute portfolio transactions for a Portfolio; however, whether or not a particular broker or dealer sells shares of a feeder fund neither qualifies nor disqualifies such broker or dealer to execute transactions for a Portfolio.


   The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

   Foreign equity securities may be held by the Trust in the form of Depositary Receipts, or other securities convertible into foreign equity securities. Depositary Receipts may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of each Fund are redeemable on a daily basis in U.S. dollars, the Trust intends to manage each Portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on the Trust's portfolio strategies.

   Information about the brokerage commissions paid by each Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:


                                                                                        For the Period December 22, 1999
                                    For the Fiscal Year Ended                            (commencement of operations) to
                                        October 31, 2001                                           October 31, 2000
                          ----------------------------------------------        ------------------------------------------------

                          Aggregate Brokerage           Commissions Paid        Aggregate Brokerage             Commissions Paid
                           Commissions Paid             to Merrill Lynch         Commissions Paid               to Merrill Lynch
                          -------------------           ----------------        -------------------             ----------------


Large Cap Growth                $ 682,026                    $1,710                  $ 40,369                           $0
Portfolio
Large Cap Value Portfolio       $ 923,412                    $1,980                  $ 56,252                           $0
Large Cap Core Portfolio        $1,035,363                   $2,040                  $101,964                           $0



   For the fiscal year ended October 31, 2001, the brokerage commissions that Large Cap Growth Portfolio, Large Cap Value Portfolio and Large Cap Core Portfolio paid to Merrill Lynch represented 0.25%, 0.21% and 0.20%, respectively, of the aggregate brokerage commissions paid and involved 0.53%, 0.41% and 0.34%, respectively, of such Portfolio's dollar amount of transactions involving payment of brokerage commissions during the year.

   Each Portfolio may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

   The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Investment Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal year ended October 31, 2001, that affiliated entity received $218, $1,962 and $2,333 for Large Cap Growth Portfolio, Large Cap Value Portfolio and Large Cap Core Portfolio respectively, in securities lending agent fees. That entity may, on behalf of a Portfolio, invest cash collateral received by that Portfolio for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Investment Adviser or its affiliates.

   Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust. Securities may be held by, or be appropriate investments for, the Trust as well as other funds or investment advisory clients of the Investment Adviser or its affiliates.

   The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Funds brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust on behalf of a portfolio to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Board will reconsider this matter from time to time.

   Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or its affiliates when one or more clients of the Investment Adviser or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                             SHAREHOLDER SERVICES

   Each Fund offers a number of shareholder services described below that are designed to facilitate investment in its shares. Full details as to each such service and copies of the various plans or how to change options with respect thereto, can be obtained from the Funds by calling the telephone number on the cover page hereof, or from the Distributor, Merrill Lynch Financial Advisor, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors and certain of these services are not available to investors who place purchase orders for a Fund's shares through the Merrill Lynch Blueprint(SM) Program.

Investment Account

   Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in the account since the preceding statement. Shareholders also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent. A shareholder may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account, or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder's name may be opened automatically at the Transfer Agent.

   Share certificates are issued only for full shares and only upon the specific request of a shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

   Shareholders may transfer their Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer, and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder, whether the securities dealer or other financial intermediary has entered into an agreement with the Distributor or not.

   Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from a Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of a Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at a selected dealer for those shares.

Exchange Privilege

   U.S. shareholders of each class of shares of each Fund have an exchange privilege with other Select Pricing Funds and Summit, a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated as available for exchange by holders of Class A, Class B, Class C and Class D shares Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege, and any shares used in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes. You should consult your tax adviser regarding the state and local tax consequences.

   Exchanges of Class A and Class D Shares. Class A shareholders may exchange Class A shares of a Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in the account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, but does not hold Class A shares of the second fund in his or her account at the time of exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class D shares are exchangeable with shares of the same class of other Select Pricing Funds.

   Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of another Select Pricing Fund, or for Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A and Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares of each Fund generally may be exchanged into the Class A and Class D shares, respectively, of the other funds with a reduced or without a sales charge.

   Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B and Class C shares outstanding ("outstanding Class B or Class C shares") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of a Fund exercising the exchange privilege will continue to be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of a Fund acquired through use of the exchange privilege will be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange was made. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of a Fund for those of Merrill Lynch Small Cap Value Fund, Inc. ("Small Cap Value Fund") after having held that Fund's Class B shares for two-and-a-half years. The 3% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption since by "tacking" the two-and-a-half year holding period of a Fund's Class B shares to the three year holding period for the Small Cap Value Fund Class B shares, the investor will be deemed to have held Small Cap Value Fund Class B shares for more than six years. Class B shares of a Fund and certain other Select Pricing Funds purchased prior to June 1, 2001 are subject to the four-year CDSC schedule in effect at that time. This four-year CDSC schedule will also apply to Class B shares received in exchange for such shares.

   Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing
Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

   Prior to October 12, 1998, exchanges from the Funds and other Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who exchanged Select Pricing Funds shares for such other money market funds and subsequently wish to exchange those money market fund shares for shares of a Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for those money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of a Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

   Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the appropriate Fund of the exchange. Shareholders of each Fund, and shareholders or the other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealers or other financial intermediaries. Each Fund reserves the right to require a properly completed Exchange Application.

   Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. A Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

   This exchange privilege may be modified or terminated in accordance with the rules of the Commission. Each Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

   Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in certain Programs may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based on the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program's client agreement and from the Transfer Agent at 1-800-MER-FUND (1-800-637-3863).

Retirement and Education Savings Plans

   Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in a Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Merrill Lynch may charge an initial establishment fee and an annual fee for each account. Information with respect to these plans is available on request from Merrill Lynch.

   Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and education savings plans, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

   A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor) or Class B, Class C or Class D shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Funds' Automatic Investment Plan. Under the Automatic Investment Plan, each Fund would be authorized, on a regular basis, to provide systematic additions to the Investment Account of such shareholder through charges of $50 or more to the regular bank account of the shareholder by either pre-authorized checks or automated clearing house debits. Alternatively, an investor that maintains a CMA(R) or CBA(R) Account may arrange to have periodic investments made in a Fund in amounts of $100 ($1 or more for retirement accounts) or more through the CMA(R) or CBA(R) Automatic Investment Program.

Automatic Dividend Reinvestment Plan

   Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of a Fund. Such reinvestment will be at the net asset value of shares of a Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

   Shareholders may, at any time, elect to have subsequent dividends paid in cash, rather than reinvested in shares of a Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Funds are not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plans

   A shareholder may elect to receive systematic withdrawals from his or her Investment Account by check or through automatic payment by direct deposit to his or her bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of a Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

   At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's systematic withdrawal plan may be terminated at any time, without a charge or penalty, by the shareholder, each Fund, the Transfer Agent or the Distributor.

   With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, a shareholder must make a new election to join the systematic withdrawal program with respect to the Class D shares. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan, the investor should contact his or her Merrill Lynch Financial Advisor.

   Withdrawal payments should not be considered as dividends. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. A Fund will not knowingly accept purchase orders for shares of that Fund from investors who maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

   Alternatively, a shareholder whose shares are held within a CMA(R) or CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) or CBA(R) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third, or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) or CBA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automatic Investment Program. For more information on the CMA(R) or CBA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

                             DIVIDENDS AND TAXES

Dividends

   Each Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid at least annually. All net realized capital gains, if any, will be distributed to each Fund's shareholders at least annually. From time to time, each Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, the Funds have net income from certain foreign currency transactions, such income will be distributed at least annually.

   For information concerning the manner in which dividends may be reinvested automatically in shares of a Fund, see "Shareholder Services -- Automatic Dividend Reinvestment Plan". A shareholder may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of each Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class A shares. See "Pricing of Shares -- Determination of Net Asset Value."

Taxes

   Each Fund intends to continue to qualify for the special tax treatment afforded RICs under the Code. As long as each Fund so qualifies, such Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). Each Fund intends to distribute substantially all of such income.

   The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While each Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of each Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, a Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

   Dividends paid by each Fund from its ordinary income or from an excess of net short term capital gains over net long term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses (including gains or losses from certain transactions in warrants, futures and options) ("capital gain dividends") are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of each Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at different rates. Generally not later than 60 days after the close of its taxable year, each Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends as well as any amount of capital gain dividends in the different categories of capital gain referred to above.

   Dividends are taxable to shareholders even though they are reinvested in additional shares of a Fund. A portion of each Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, each Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If a Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by each Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

   No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.

   If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

   A loss realized on a sale or exchange of shares of a Fund will be disallowed if such shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61 day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

   Ordinary income dividends paid to shareholders who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax.

   Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with a Fund or who, to such Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

   Dividends and interest received by each Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Tax Treatment of Options and Futures Transactions

   The Funds may write, purchase or sell options and futures. In general, unless an election is available to the Fund or an exception applies, options and futures contracts that are "Section 1256 Contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year (i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year), and any gain or loss attributable to Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. Application of these rules to Section 1256 contracts held by a Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by a Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

   Code Section 1092, which applies to certain "straddles," may affect the taxation of a Fund's sales of securities and transactions in options and futures. Under Section 1092, each Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in options and futures.

Special Rules for Certain Foreign Currency Transactions

   In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stocks, securities or foreign currencies will be qualifying income for purposes of determining whether each Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options or futures will be valued for purposes of the RIC diversification requirements applicable to each Fund.

   Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, each Fund may elect capital gain or loss treatment for such transactions. In general, however, Code Section 988 gains or losses will increase or decrease the amount of each Fund's investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income of a Fund during a taxable year, such Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by each Fund solely to reduce the risk of currency fluctuations with respect to its investments.

   The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

   Ordinary income and capital gain dividends may also be subject to state and local taxes.

   Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

   Shareholders are urged to consult their tax advisers regarding specific questions as to federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Funds.

   The Trust and the Funds have received a private letter ruling from the IRS to the effect that, because each Portfolio is classified as a partnership for tax purposes, each Fund will be entitled to look to the underlying assets of the Portfolio in which it has invested for purposes of satisfying various requirements of the Code applicable to RICs. If any of the facts upon which such ruling is premised change in any material respect (e.g., if the Trust were required to register its interests under the Securities Act), then the Board of Directors of the Corporation will determine, in its discretion, the appropriate course of action for the Funds. One possible course of action would be to withdraw a Fund's investment from its Portfolio and to retain an investment adviser to manage the Fund's assets in accordance with the investment policies applicable to the Fund. See "Investment Objectives and Policies."

                               PERFORMANCE DATA

   From time to time each Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return is based on each Fund's historical performance and is not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission.

   Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares.

   Each Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, as a percentage based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

   Set forth below is total return information for Class A, Class B, Class C and Class D shares of the Funds for the periods indicated.



                                           Class A Shares       Class B Shares          Class C Shares          Class D Shares
                                           --------------       --------------          --------------          --------------

                                           Expressed as           Expressed as           Expressed as            Expressed as
                                           a percentage           a percentage            a percentage            a percentage
                                            based on a             based on a              based on a              based on a
                                           hypothetical           hypothetical            hypothetical           hypothetical
                   Fund                  $1,000 investment      $1,000 investment       $1,000 investment      $1,000 investment
                   ----                  -----------------      -----------------       -----------------      -----------------


                                                             Average Annual Total Return
                                                      (including maximum applicable sales charges)


Large Cap Growth Fund:
One Year Ended October 31, 2001              -37.36%                -37.15%                   -35.21%               -37.45%
Inception (December 22, 1999) to
October 31, 2001                             -16.77%                -16.99%                   -15.20%               -16.96%
Large Cap Value Fund:
One Year Ended October 31, 2001              -13.03%                -12.81%                   -10.09%               -13.24%
Inception (December 22, 1999) to
October 31, 2001                               0.66%                  0.43%                     2.56%                 0.39%
Large Cap Core Fund:
One Year Ended October 31, 2001              -26.71%                -26.53%                   -24.24%               -26.86%
Inception (December 22, 1999) to
October 31, 2001                              -7.65%                 -7.95%                    -5.91%                -7.87%


   Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Portfolio in which the Fund invests, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

   In order to reflect the reduced sales charges in the case of Class A or Class B shares or the waiver of the CDSC in the case of Class C or Class D shares applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by each Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

   On occasion, each Fund may compare its performance to, among other things, its applicable Russell 1000(R) Index, the Standard & Poor's 500 Index, the Value Line Composite Index, the Dow Jones Industrial Average, or other published indices, or to data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine, CDA Investment Technology, Inc. or other industry publications. When comparing its performance to a market index, a Fund may refer to various statistical measures derived from the historic performance of that Fund and the index, such as standard deviation and beta. In addition, from time to time, each Fund may include its Morningstar risk-adjusted performance rating in advertisements or supplemental sales literature. Each Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of a Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of a Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. Each Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of a Fund's relative performance for any future period.

                             GENERAL INFORMATION

Description of Shares

   Each Fund is a series of the Corporation and is a "feeder" fund that invests in a corresponding Portfolio. Investors in a Fund will acquire an indirect interest in the corresponding Portfolio. Each Portfolio accepts investments from other feeder funds, and all of the feeders of a given Portfolio bear the Portfolio's expenses in proportion to their assets. This structure may enable the Funds to reduce costs through economies of scale. A larger investment portfolio also may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio from different feeders may offset each other and produce a lower net cash flow. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Portfolio on more attractive terms, or could experience better performance, than another feeder.

   The Corporation is a Maryland corporation incorporated on October 20, 1999. It has an authorized capital of 3,000,000,000 shares of Common Stock, par value $.10 per share, divided into three funds known as Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Core Fund and Merrill Lynch Large Cap Value Fund (collectively, the "Funds" and each a "Fund"). Each Fund consists of 500,000,000 shares. Each of the Funds is divided into four classes, Class A, Class B, Class C and Class D. Class A, Class C and Class D shares of each Fund consist of 100,000,000 shares and Class B shares of each Fund consist of 200,000,000 shares.

   Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. All classes and Series vote together as a single class, except that shareholders of the class bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenditures (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan). Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors of the Corporation, in which event the holders of the remaining shares would be unable to elect any person as a Director.

   Whenever a Portfolio holds a vote of its feeder funds, the Fund investing in that Portfolio will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than a Fund over the operations of its Portfolio. A Fund may withdraw from its Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

   There normally will be no meeting of shareholders for the purpose of electing Directors unless and until such time as less than a majority of the Directors holding office have been elected by the shareholders, at which time the Directors then in office will call a shareholders' meeting for the election of Directors. Shareholders may, in accordance with the terms of the Articles of Incorporation, cause a meeting of shareholders to be held for the purpose of voting on the removal of Directors. Also, the Corporation will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in account maintenance fees or of a change in fundamental policies, objectives or restrictions. Except as set forth above, the Directors of a Series shall continue to hold office and appoint successor Directors. Each issued and outstanding share of a Series is entitled to participate equally with other shares of that Series in dividends and distributions declared and in net assets upon liquidation or dissolution remaining after satisfaction of outstanding liabilities, except for any expenses which may be attributable to only one class. Shares that are issued will be fully-paid and non-assessable by the Corporation or a Fund.

   The Trust consists of three Portfolios and is organized as a Delaware Business Trust. Whenever a Fund is requested to vote on any matter relating to its Portfolio, the Corporation will hold a meeting of that Fund's shareholders and will cast its vote as instructed by that Fund's shareholders.

   The Investment Adviser provided the initial capital for the Corporation by purchasing 150,000 shares of common stock of the Corporation for $1,500,000. Such shares were acquired for investment and can only be disposed of by redemption.

Independent Auditors

   Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Corporation and the Trust. The independent auditors are responsible for auditing the annual financial statements of the Trust and the Funds.

Accounting Services Provider

   State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services for the Trust and the Funds.

Custodian

   Brown Brothers Harriman & Co. (the "Custodian"), 40 Water Street, Boston, Massachusetts 02109, acts as the custodian of the Trust's assets. Under its contract with the Trust, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Trust to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Trust's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Trust's investments.

Transfer Agent

   Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly owned subsidiary of ML & Co., acts as the Funds' Transfer Agent pursuant to a transfer agency, dividend disbursing agency and shareholder servicing agency agreement (the "Transfer Agency Agreement"). The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

Legal Counsel

   Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, is counsel for the Trust and the Corporation.

Reports to Shareholders

   The fiscal year of the Funds ends on October 31 of each year. The Funds send to their shareholders, at least semi-annually, reports showing each Fund's portfolio and other information. An Annual Report containing financial statements audited by independent auditors is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries

   Shareholder inquiries may be addressed to the Funds at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

   The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Corporation has filed with the Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

   Under a separate agreement, ML & Co. has granted the Funds the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Funds at any time or to grant the use of such name to any other company, and the Funds have granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

   To the knowledge of each Fund, the following entities owned beneficially or of record 5% or more of a class of the respective Fund's shares as of January 4, 2002.

                                                                  Percentage
Name                                 Address                      and Class
----                                 -------                      ----------

Large Cap Growth Fund

Merrill Lynch Trust Company(1)       800 Scudders Mill Road     23.20% Class A
                                     Plainsboro, NJ 08536

Merrill Lynch Trust Co., FSB         800 Scudders Mill Road     18.06% Class A
TTEE FBO                             Plainsboro, NJ 08536
Merrill Lynch
Attn: East Region

Alan Sharaway                        800 Scudders Mill Road     10.90% Class D
c/o MADIX                            Plainsboro, NJ 08536


Large Cap Value Fund

Merrill Lynch Trust Company(1)       800 Scudders Mill Road     21.68% Class A
                                     Plainsboro, NJ 08536

Merrill Lynch Trust Co., FSB         800 Scudders Mill Road     16.44% Class A
TTEE FBO                             Plainsboro, NJ 08536
Merrill Lynch
Attn: East Region

Merrill Lynch Trust Co., FSB         800 Scudders Mill Road     5.22% Class A
TTEE FBO                             Plainsboro, NJ 08536
Merrill Lynch
Attn: East Region

Community Foundation                 800 Scudders Mill Road     27.90% Class D
of Silicon Valley                    Plainsboro, NJ 08536


Large Cap Core Fund

Merrill Lynch Trust Company(1)       800 Scudders Mill Road     31.64% Class A
                                     Plainsboro, NJ 08536

Merrill Lynch Trust Co., FSB         800 Scudders Mill Road      5.18% Class A
TTEE FBO                             Plainsboro, NJ 08536
Merrill Lynch
Attn: East Region

Nextgen 100 Equity Portfolio(1)      800 Scudders Mill Road     21.55% Class D
Maine College Savings Plan           Plainsboro, NJ 08536
Finance Authority of Maine

Nextgen 75 Equity Portfolio(1)       800 Scudders Mill Road      8.37% Class D
Finance Authority of Maine           Plainsboro, NJ 08536

MLIM Equity Portfolio(1)             800 Scudders Mill Road      7.30% Class D
Finance Authority of Maine           Plainsboro, NJ 08536

---------

(1) Represents record ownership by pension, 401(k) or similar retirement plans, or by a college tuition savings program. The underlying plan or program participants are the beneficial owners of the shares. To the knowledge of the Funds, no underlying plan or program participant is the beneficial owner of 5% or more of any class of shares of the Funds.

                             FINANCIAL STATEMENTS

   Each Fund's and its respective Portfolio's audited financial statements are incorporated in this Statement of Additional Information by reference to the Fund's 2001 Annual Report. You may request a copy of a Fund's Annual Report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern Time on any business day.